As filed with the Securities and Exchange Commission on March 1, 2004
                          Registration No. 333-112975

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       WIN OR LOSE ACQUISITION CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                         6770                 59-3685745
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                             1268 Bayshore Boulevard
                             Dunedin, Florida 34698
                                 (727) 734-7346
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 Sally A. Fonner
                             1268 Bayshore Boulevard
                             Dunedin, Florida 34698
                                 (727) 734-7346
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                 WITH COPIES TO:

                John L. Petersen, Esq.              J. David Washburn, Esq.
                   Petersen & Fefer                   Andrews & Kurth LLP
                 Chateau de Barbereche           1717 Main Street, Suite 3700
              Switzerland 1783 Barbereche          Dallas, Texas 75201-4605
                     4126-684-0500                       214-659-4678
            Voicemail and Fax: 281-596-4545            Fax: 214-659-4891
             john.petersen@winorlose.info           davidwashburn@akllp.com

       Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: X

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.

       If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.

       If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                 Registration Fee Calculation on Following Page

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
   Title of Each Class of                                               Proposed Maximum
                                                                       ------------------
-----------------------------------------------------------------------------------------------------------------------------------
===================================================================================================================================
       Securities to                        Amount to be       Offering Price        Aggregate     Registration
-----------------------------------------------------------------------------------------------------------------------------------
        be Registered                         Registered         Per Share (1)      Offering (1)        Fee
Common Stock, $0.001 par value:
   To be transferred by selling stockholders
     As gifts to third parties                  403,000               $0.25            $ 100,750        $ 12.77
     In resale transactions (2)               1,597,000               $0.25              399,250          50.58
   To be issued by the Registrant
     In acquisition transactions (3)         12,600,000               $0.25            3,150,000         399.11
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                                                                   $462.46
===================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
(2) If the contract price of the founders' shares exceeds $.25 per share, we will recalculate the registration fee in accordance with Rule 457 and pay an additional fee at the time of our post-effective amendment.
(3) If the fair market value of property received in exchange for acquisition shares exceeds $.25 per share, we will recalculate the registration fee in accordance with Rule 457 and pay an additional fee at the time of our post-effective amendment.

       The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


                                EXPLANATORY NOTE

       This registration statement relates to a continuous and integrated offering of securities that will commence on the effective date of this registration statement and terminate upon the closing of a business combination transaction. This series of related transactions will require the use of at least two different forms of prospectus:

o Our first prospectus is included in this registration statement and will be delivered to each person who receives gift shares from one of the selling stockholders. This prospectus will also be used in connection with our company's discussions with potential targets; and the selling stockholders' discussions with advisors, owners of a target and other participants in a business combination.

o Our second prospectus will be included in a post-effective amendment to this registration statement that will be filed after we execute a letter of intent relating to a specific business combination. The second prospectus will be used to finalize the terms of the business combination; formally offer acquisition shares to the owners of the target; and formally offer founders' shares to advisors, owners of a target and other participants in a business combination.

o If possible, we will integrate the prospectus for our Rule 419 reconfirmation offering in the second prospectus. If the complexity of a transaction makes such integration undesirable, we will prepare a third prospectus for use in connection with our reconfirmation offering.

                                       vi
Preliminary Prospectus                                  Subject to Completion


                       Win or Lose Acquisition Corporation

                                  Common Stock
       12,600,000 shares to be issued by us in connection with a business combination; and
     2,000,000 outstanding shares to be distributed by selling stockholders

       We are a "blank check company" as defined in Securities and Exchange Commission Rule 419. This is an initial public distribution of our stock.

       We have registered this distribution under the Securities Act of 1933 for the purpose of creating a "public shell" and facilitating our plans to engage in a merger or acquisition transaction with an unidentified company. We refer to merger and acquisition transactions as "business combinations."

       We have registered 12,600,000 acquisition shares that our company will offer and may issue in a business combination transaction. We will receive property in exchange for acquisition shares.

       We have registered 2,000,000 issued and outstanding shares that four officers of our company will offer and may transfer or sell in the following classes of transactions:

o They will give 403,000 shares of our stock to family members, personal friends and business acquaintances. We refer to gift share recipients as "donees." Our officers will not receive money, property or other consideration from any donee in connection with the gift share distribution.

o They will sell a maximum of 1,597,000 founders' shares to third parties in connection with a business combination. The prices to be paid by purchasers of founders' shares will be negotiated on a transaction-by-transaction basis and may be substantial. Our company will not receive any proceeds from the sale of founders' shares by the selling stockholders.

       This is a "self-underwritten" distribution. That means we will not use an underwriter in connection with the negotiation of a business combination or the issuance of acquisition shares. Likewise, our officers will not use an underwriter in connection with their distribution of the gift shares or their resale of the founders' shares. However, we reserve the right to enter into appropriate underwriting or brokerage contracts if warranted.

       The gift share distribution is subject to Rule 419 and our officers will promptly deposit all stock certificates for the gift shares that they transfer to donees in escrow with Wachovia Bank, N.A. We refer to this escrow as the "Rule 419 escrow." The stock certificates deposited in the Rule 419 escrow will be held in trust for the sole benefit of the donees until we negotiate a business combination and comply with the disclosure, reconfirmation and closing requirements of Rule 419.

       There has never been a public market for our shares and the resale or other transfer of gift shares will be prohibited until we have closed a business combination. There is no assurance a market will ever develop.

       If we ultimately conclude that we will be unable to negotiate a suitable business combination, comply with Rule 419 and close the proposed transactions within 18 months from the date of this prospectus, we intend to unwind the gift share distribution and deregister the gift shares, founders' shares and acquisition shares.

          Neither the Securities and Exchange Commission nor any state securities commission has approved
     or disapproved of these securities or determined if this prospectus is truthful or complete.
            Any representation to the contrary is a criminal offense.

    Our shares are extremely speculative. The business plan described in this prospectus involves a very high
             degree of risk. See "Risk Factors" beginning on page 4.

          The date of this preliminary prospectus is March 1, 2004

       Our officers are distributing the gift shares in compliance with Rule
419. This distribution of securities is also subject to the approval of certain legal matters by counsel. We reserve the right to withdraw, cancel or modify this distribution of securities at any time.

                                TABLE OF CONTENTS

Prospectus Summary.......................................................1

Summary Financial Information............................................3

Risk Factors.............................................................4

     Risks for All Stockholders..........................................4


o Our officers expect the gift share distribution to significantly increase the value of their remaining shares and their "gifts" cannot be viewed as acts of simple generosity.
o Even if we negotiate and close a business combination, an active, sustained and stable public market for our shares may never develop.
o Our prior distribution was unsuccessful and there is no assurance that this distribution will have a better outcome.
o You will not be able to sell your gift shares until we complete a business combination.
o You will be required to retain ownership of at least 100 gift shares for up to six months after we complete a business combination.
o We will not be able to obtain additional financing until we complete a business combination.
o Our prior failure to close an acquisition within 18 months may increase the risk that we will truncate due diligence procedures or liberalize our target selection standards over time.
o Our reconfirmation offering will be a "take it or leave it" proposition.
o You may not be able to rely on the collective business judgment of others.
o We do not intend to comply with the corporate governance standards that would be required under Amex or Nasdaq rules until we complete a business combination.
o We expect a business combination to result in a change in control and our officers will not have any power to influence future decisions of the combined companies.
o The personal pecuniary interests of our officers may conflict with their fiduciary duties.
o All of our officers are engaged in other business activities and willface conflicts of interest in allocating their time among their various business affairs.
o If we lose the services of Mr. Petersen, we may be unable to pay the fees of outside legal counsel.
o We have registered the bulk of our outstanding shares and all of the shares we plan to issue.
o Our regulatory status may make a business combination more complex and expensive.
o There has never been a public market for our shares and such a market may never develop.
o The combined companies' shares are likely to be subject to the SEC's penny stock regulations, which may discourage brokers from effecting transactions in those shares.

     Additional Risks for Owners of Potential Targets.....................6

o A business combination with our company will probably not be less expensive than an IPO.
o You should not consider a business combination with our company if you need additional capital or will require additional capital within 12 to 18 months.
o You should expect increased regulatory scrutiny and a high degree of skepticism from the financial community if you enter into a business combination with our company.
o You should not consider a business combination with our company if you are seeking short-term investment liquidity for corporate insiders.
o The combined companies' shares will not qualify for an immediate Amex or Nasdaq listing and may never qualify for such a listing.
o The holders of gift shares are likely to be "sellers" and the availability of large quantities of gift shares may impede the development of a trading market or increase market volatility.
o If the combined companies are successful, there may not be enough shares available.
o We are not investment bankers and you will need to devote substantial time, effort and expense to developing and maintaining an active trading market.

This Prospectus Includes Forward Looking Statements.......................8

The Gift Share Distribution is Subject to
Securities and Exchange Commission Rule 419...............................8

Use of Proceeds..........................................................10

Reasons for the Gift Share Distribution..................................10

Dilution.................................................................11

Capitalization...........................................................11

Managements' Discussion and Analysis of
     Financial Condition and Plan of Operations..........................11

Proposed Business........................................................12

Management...............................................................18

Principal Stockholders...................................................24

Certain Transactions.....................................................25

Description of Securities................................................26

Plan of Distribution
     Self-Underwritten Distribution......................................27
     Gift Share Distribution.............................................28
     Offer and Sale of Acquisition Shares................................28
     Offer and Sale of Founders' Shares..................................29
     Selling Stockholders................................................30

Shares Eligible for Future Sale..........................................31

Experts..................................................................32

Legal Matters............................................................32

Where You Can Find Additional Information................................32

Index to Financial Statements............................................F-1

Instructions for Donees..................................................S-1

Gift Share Acceptance Certificate........................................S-1







........Until 90 days after the date when the subscription funds and stock certificates are released from the Rule 419 escrow, all dealers that effect transactions in our shares, whether or not participating in this distribution as underwriters, may be required to deliver a prospectus.

                         Copyright (C) 2001, 2002, 2004
                       PETERSEN & FEFER, ATTORNEYS AT LAW
             This derivative work has been created with permission.
                         All other rights are reserved.

============================================================================

                               PROSPECTUS SUMMARY

       You should read the entire prospectus carefully if you want to understand the risks of our business plan and the terms of this offering. You should pay special attention to the discussion in the risk factors section of this prospectus.

       We are a "blank check company." We have not engaged in any substantive business activities to date and we have no specific plans to engage in any particular business in the future. We have registered this distribution for the purpose of creating a "public shell" and facilitating our plans to engage in a business combination with an unidentified company. We refer to acquisition candidates as "targets."

       We believe that the owners of a target may conclude that a business combination with our company is a reasonable alternative to an initial public offering or "IPO." Our belief is based on the experience of our officers in similar transactions between private companies and public shells. We have not commenced our search for a target and will not restrict our search to any particular industry. There can be no assurance that we will be able to identify a suitable target or negotiate a business combination on acceptable terms.

       Our business office is located at 1268 Bayshore Boulevard, Dunedin, Florida 33698. Our Internet address is www.winorlose.info. Our telephone number is (727) 734-7346.

Current capitalization

       Our officers own 2,400,000 shares of our common stock. They will distribute 403,000 gift shares to donees and they will offer to sell a maximum of 1,597,000 founders' shares to third parties in connection with a business combination. Our officers will continue to hold at least 400,000 shares after the completion of this distribution.

The distribution

       We have registered 12,600,000 acquisition shares that we will offer to issue in connection with a business combination. We have also registered 2,000,000 shares that are owned by four officers of our company who are identified as selling stockholders in this prospectus. The principal components of our planned distribution are:

        o A gift share distribution that will make us a public company; and

        o A business combination with an unidentified target that will make us an operating company.

       In connection with the gift share distribution, our officers will give 403,000 shares of our stock to family members, personal friends and business acquaintances. Each donee will receive 500 gift shares and be subject to the restrictions described in this prospectus. Our officers will not receive money, property or other consideration from any donee in connection with the gift share distribution. Upon completion of the gift share distribution, we will have 810 stockholders and 2,400,000 shares outstanding.

       In connection with a business combination, our company will offer to issue up to 12,600,000 acquisition shares to the owners of a target. Concurrently, our officers will offer to resell up to 1,597,000 founders' shares to our advisors, owners of a target and other participants in the business combination. We will receive property in connection with the issuance of acquisition shares, but our officers will keep any proceeds from the resale of founders' shares. We will have up to 15,000,000 shares outstanding upon completion of a business combination.

       If we ultimately conclude that we will be unable to negotiate a suitable business combination, comply with Rule 419 and close the proposed transaction within 18 months from the date of this prospectus, we intend to unwind the gift share distribution and deregister the gift shares, founders' shares and acquisition shares.

Rule 419 requirements

       The gift share distribution is subject to Rule 419 and our officers will promptly deposit all certificates for the gift shares that they transfer to donees in the Rule 419 escrow. Stock certificates in the Rule 419 escrow will be held in trust for the sole benefit of the donees until we negotiate a business combination and comply with the disclosure, reconfirmation and closing requirements of Rule 419. Donees will not be permitted to sell or transfer their gift shares until we complete a business combination.

       If we negotiate a business combination, we will file an amendment to our registration statement that includes the information specified in Rule 419(e)(1). Within five days after the effective date of this amendment, we will deliver an updated prospectus to each donee. Each donee will then be required to either approve the proposed transactions in writing and retain the gift shares, or reject the proposed transactions and return the gift shares to the officer who made the original gift. Donees that approve the proposed transactions will be required to retain ownership of at least 100 gift shares until the earlier of nine months after the closing of the business combination or the listing of the combined companies' shares on the American Stock Exchange or the Nasdaq Stock Market.

Prior distribution

       We registered a substantially identical distribution of gift shares, founders' shares and acquisition shares in June 2002. Since our prior distribution was also subject to Rule 419 and we were unable to complete a business combination within 18 months, we unwound the gift share distribution and removed the gift shares, founders' shares and acquisition shares from registration. Each donee that received gift shares in the prior distribution will receive a like number of gift shares in this distribution. We cannot give you any assurance that we will be able to close an acquisition, or that this distribution will have a better outcome than our prior distribution.

Acquisition plan

       We will promptly begin our search for a target. We believe our search for a target will require months of investigation. We also expect the negotiation of a business combination to be a time consuming process. Our officers will have broad discretion to structure a business combination and negotiate terms for the issuance of acquisition shares and the resale of founders' shares. The prospectus for our reconfirmation offering will disclose the material terms of all such all transactions.

       The following example provides summary forward-looking information on the future ownership of our company assuming that 12,600,000 acquisition shares are issued in connection with a business combination, 1,400,000 founders' shares are sold to the owners of a target and 197,000 founders' shares are sold to our advisors.


                                                       Current      Share purchases  Potential future    Percent
Our Officers                                       capitalization     and (sales)     capitalization    of total

Shares currently outstanding                         2,400,000
Gift shares transferred to donees                                       (403,000)
Founders' shares sold to advisors                                       (197,000)
Founders' shares sold to owners of the target               --        (1,400,000)
                                                            --        -----------

Total                                                2,400,000        (2,000,000)         400,000          2.67%

Gift Share Donees                                           --           403,000          400,000          2.69%

Advisors to our company                                     --           197,000          200,000          1.31%

Owners of the target
Founders' shares purchased                                  --         1,400,000
Acquisition shares received                                 --        12,600,000
                                                                      ----------
Total                                                                 14,000,000       14,000,000         93.33%
                                                                                       ----------        -------
Total shares outstanding after business combination                                    15,000,000        100.00%
                                                                                       ==========        =======



       The ownership interests of the various classes of stockholders will not be known until we have negotiated a business combination transaction. Accordingly, such interests may vary significantly from the forward-looking information set forth in the example. While there are no limits on the number of founders' shares that could be sold to our advisors, we expect that the owners of a target will seek to maximize their collective ownership interest in the combined companies. If a target has significant minority stockholders who will not otherwise be classified as affiliates of the combined companies under applicable Amex and Nasdaq rules, it is possible that no founders' shares will be sold to advisors. We will not negotiate a business combination on terms that would result in the combined companies having a public float of less than 1,000,000 shares.

No established market

       There has never been a public market for our shares. Even if we complete a business combination, the combined companies' shares will not qualify for an immediate Amex or Nasdaq listing. At present, the securities of public companies that do not qualify for an Amex or Nasdaq listing are either quoted on the OTC Bulletin Board or listed in the Pink Sheets. The markets for OTC Bulletin Board and Pink Sheet securities are frequently illiquid and volatile.

                          SUMMARY FINANCIAL INFORMATION

Summary Statement of Operations data

       The following table presents summary information on our results of operations for the years ended December 31, 2001 through 2003. This data is qualified in its entirety by our financial statements.

                                            Year ended December 31,
                                            -----------------------
                                    2003              2002              2001
Operating expenses                $ 13,113           $16,120           $3,072
Expenses of prior offering (1)     $176,47                                  9
Net income (loss)                ($189,592)         ($16,120)         ($3,072)
Net Income (loss) per share        ($0.08)            ($0.01)          ($0.00)
Number of shares outstanding    $2,400,000         $2,400,000      $2,400,000

(1) When we withdrew the registration statement for our prior offering, we charged all accumulated deferred offering costs to expense.

Summary Balance Sheet data

       The following table presents summary information on our financial condition at December 31, 2002 and 2003. The table also presents as adjusted information that gives retroactive effect to our receipt of $40,000 in additional capital and the completion of the gift share distribution. This data is qualified in its entirety by our financial statements.

                                 Year ended December 31,         As Adjusted
                                 -----------------------
                                 2003             2002          for offering

Cash in banks (1)(2)            $ 1,085          $ 10,210         $ 28,845
Deferred Offering Costs (2)          10           174,212           10,000
                                    ---          --------          -------
Total Assets                    $ 1,095          $184,422         $ 38,845
                                =======          ========         ========

Current liabilities (2)           2,250             2,837               --
Long-term debt                       --                --               --
                                     --                --               --
Total Liabilities                 2,250             2,837               --

Common Stock                      2,400             2,400            2,400
Additional paid-in capital (1)  213,443           206,591          253,443
Deficit accumulated during
 development stage             (216,998)          (27,407)        (218,998)
                               ---------         ---------        ---------
Total stockholders equity        (1,155)          181,584           38,845
                               ---------         --------          -------

Total liabilities and equity    $ 1,095          $184,422         $ 38,845
                                =======          ========         ========

(1) Our officers contributed $20,000 of additional capital on January 23, 2004 and will contribute an additional $20,000 in capital on the effective date of our registration statement.
(2) After paying our current liabilities and $10,000 of estimated offering costs, we will have $28,845 in cash to finance our proposed business operations.
(3) Deferred offering costs will be carried as an asset until we complete a business combination or unwind the gift share distribution and deregister the gift shares, founders' shares and acquisition shares.

                                  RISK FACTORS

       Our shares are extremely speculative and our business plan involves a very high degree of risk. We believe that common stock in a blank check company is one of the most speculative investments available. You should carefully consider the following risks together with the other detailed information in this prospectus.

Risks for all stockholders

       Our officers expect the gift share distribution to significantly increase the value of their remaining shares and their "gifts" cannot be viewed as acts of simple generosity.

       We will become a publicly held blank check company as a direct result of the gift share distribution. Our officers believe this legal status will make our company more attractive to potential targets and significantly increase the value of their remaining shares. If we are able to successfully implement our business plan, our officers expect to realize substantial personal gains from the immediate resale of 1,597,000 founders' shares and the future resale of the 400,000 shares they will retain for investment. Under these circumstances, their "gifts" cannot be viewed as acts of simple generosity.

       Even if we negotiate and close a business combination, an active, sustained and stable public market for our shares may never develop.

       Sally Fonner and John Petersen have previously served as officers and directors of public shells that effected business combinations with privately held companies. In each of these transactions, the combined companies shares have only qualified for quotation on the OTC Bulletin Board, trading has not been active or sustained and the market prices have been volatile. Even if we negotiate and close a business combination, an active, sustained and stable public market for our shares may never develop. Donees are encouraged to independently review the available information on these prior transactions.

       Our prior distribution was unsuccessful and there is no assurance that this distribution will have a better outcome.

       Transactions under Rule 419 are considerably more difficult and complex than other shell transactions. In connection with our prior distribution, we were unable to close a business combination within 18 months and we ultimately unwound the distribution and removed our shares from registration. We cannot give you any assurance that this distribution will have a better outcome than our prior distribution.

       You will not be able to sell your gift shares until we complete a business combination.

       All certificates for gift shares will be promptly deposited in the Rule 419 escrow and held in trust until we close a business combination. You will not be able to sell or transfer your gift shares until we have completed a business combination and the escrow agent has mailed your stock certificates to you.

       You will be required to retain ownership of at least 100 gift shares for up to six months after we complete a business combination.

       Each donee will be required to retain ownership of at least 100 gift shares until the earlier of six months after the completion of a business combination or the listing of the combined companies' shares on the Amex or Nasdaq. A simple quotation on the OTC Bulletin Board, the Pink Sheets will not satisfy this listing requirement. When the gift shares are released from the Rule 419 escrow, each donee will receive two certificates: one for 100 shares and a second for 400 shares. The certificate for 100 shares will be imprinted with a restrictive legend that describes the applicable limitations on transfer.


       We will not be able to obtain additional financing until we complete a business combination.

       Our officers contributed $20,000 of additional capital on January 23, 2004 and will contribute $20,000 in additional capital on the effective date of our registration statement. We will not be able to obtain additional financing until we complete a business combination. If we spend our available cash before we close a business combination, we may be forced to unwind the gift share distribution and deregister the gift shares, founders' shares and acquisition shares.

       Our prior failure to close an acquisition within 18 months may increase the risk that we will truncate due diligence procedures or liberalize our target selection standards over time.

       Our prior distribution was unsuccessful because we failed to close an acquisition within 18-months. When presented with a choice to recapitalize our company or abandon the investment they made in connection with our prior distribution, our officers decided to recapitalize our company and file a new registration statement for a second distribution on substantially identical terms. Our prior failure to close an acquisition within 18 months may increase the risk that we will truncate due diligence procedures or liberalize our target selection standards over time.

       Our reconfirmation offering will be a "take it or leave it" proposition.

       We must conduct our reconfirmation offering as soon as we negotiate a transaction where the fair value of the target exceeds $2,920,000. If we select a target and make a reconfirmation offering that is not accepted by the requisite percentage of donees, Rule 419 will require us to unwind the gift share distribution and deregister the gift shares, founders' shares and acquisition shares. Therefore, our reconfirmation offering will be a "take it or leave it" proposition.

       You may not be able to rely on the collective business judgment of others.

       Rule 419 does not establish a fixed percentage of donees that must approve our reconfirmation offering. Instead, it only requires that our prospectus disclose the reconfirmation threshold negotiated by the parties. If a proposed transaction provides for a relatively low reconfirmation threshold, you may not be able to rely on the collective business judgment of the other donees. Conversely, if a proposed transaction provides for a relatively high reconfirmation threshold, the other donees may have the power to overrule your individual decision.

       We do not intend to comply with the corporate governance standards that would be required under Amex or Nasdaq rules until we complete a business combination.

       We do not have any independent directors or an audit committee to review related party transactions. We do not intend to solicit stockholder approval for a business combination. We do not intend to comply with the corporate governance standards that would be required under Amex or Nasdaq rules until we complete a business combination. After the gift share distribution, our officers will own approximately 83% of our stock and they will have both the executive and voting power to approve all corporate actions without your consent.

       We expect a business combination to result in a change in control and our officers will not have any power to influence future decisions of the combined companies.

       We will issue up to 12,600,000 acquisition shares in connection with a business combination. Therefore we expect a business combination to result in a change in control. After a change in control, the owners of the target will have the right to appoint their own management team and our current officers will not be able to influence future decisions, seek an Amex or Nasdaq listing for our stock or take any other action to promote a public market. There can be no assurance that we will be able to negotiate appropriate after-market support agreements or that any terms we negotiate will be effective. If successor management does not devote sufficient time and resources to developing and promoting a public market, you may be unable to sell your gift shares at any price.

       The personal pecuniary interests of our officers may conflict with their fiduciary duties.

       Our registration statement includes 1,597,000 founders' shares that our officers may resell to our advisors, owners of a target and other participants in the business combination. While our officers will not resell founders' shares at a price that represents a premium to the comparable per share value received by our company, it is likely that a business combination and the related resale of founders' shares will result in the transfer of property to our company and the payment of cash to our officers. Therefore, the personal pecuniary interests of our officers may conflict with their fiduciary duties. We will not receive any proceeds from the resale of the founders' shares.

       All of our officers are engaged in other business activities and will face conflicts of interest in allocating their time among their various business affairs.

       Our officers are not required to devote any specific amount of time to our business. Each of our officers is actively involved in other business pursuits and they will all face conflicts in allocating their time among their various business interests. Such conflicts may cause delays or prevent us from effecting a business combination.

       If we lose the services of Mr. Petersen, we may be unable to pay the fees of outside legal counsel.

       We expect that John L. Petersen, our general counsel, will represent our company in connection with a business combination and assist in drafting the post-effective amendment to our registration statement. We will not pay any cash fees to Mr. Petersen for these services. If Mr. Petersen fails to provide the required services in a timely manner, we may have insufficient cash to retain outside legal counsel to perform the required work.

       We have registered the bulk of our outstanding shares and all of the shares we plan to issue.

       We have registered the bulk of our outstanding shares and all of the shares we plan to issue. If we close a business combination, all shares held by gift share donees, our advisors and other stockholders who are not affiliates of the combined companies will be eligible for immediate resale. If a substantial number of shares are offered for sale at the same time, the market price is likely to decline and such declines may be permanent.

       Our regulatory status may make a business combination more complex and expensive.

       This distribution has been registered on Form S-1. Our decision to use this form may make compliance with the disclosure and reconfirmation requirements of Rule 419 more difficult. All our future SEC filings must comply with the requirements of Regulations S-K and S-X, which can be more complex than their counterparts under Regulation S-B. Therefore, the owners of a potential target may decide that added cost of regulatory compliance will make our company less desirable than a competing public shell.

       There has never been a public market for our shares and such a market may never develop.

       There has never been a public market for our shares and such a market may never develop. No market makers have expressed any interest in our company and we do not intend to engage in discussions with potential market makers until we have negotiated a business combination. If an active public market for the shares of the combined companies does not develop, you may be unable to resell your shares at any price.

       The combined companies' shares are likely to be subject to the SEC's penny stock regulations, which may discourage brokers from effecting transactions in those shares.

       Under applicable SEC regulations, shares that are issued by a company that has less than $5,000,000 in net tangible assets, have a market price of less than $5 and are not listed on Nasdaq or a stock exchange are classified as "penny stock." The penny stock regulations impose significant restrictions on brokers who sell penny stock to persons other than established customers and accredited investors. The combined companies' shares are likely to be subject to the penny stock regulations, which may discourage brokers from effecting transactions in those shares. This would decrease market liquidity, adversely affect market price and make it difficult for you to use the combined companies' shares as collateral.

Additional risks for owners of potential targets

       A business combination with our company will probably not be less expensive than an IPO.

       We do not have access to any substantial financial resources. Accordingly, a business combination with our company will probably not be less expensive than an IPO. We expect you will expend substantial sums for:

o The fees of your lawyers and accountants who will bear primary responsibility for preparing the information that must be included in the prospectus for our reconfirmation offering;

o The costs of preparing any additional registrations and applications necessary to facilitate the closing of a business combination, comply with state law or facilitate the development of a trading market; and

o The costs of preparing, filing and distributing regular reports under the Exchange Act, together with the specific stockholder reports required by Rule 419.

       We believe that an IPO is usually a better alternative than a business combination with a public shell. If you have the ability to conduct an IPO, we encourage you to do so. If you are not in a position to conduct an IPO and you still want to go public, you should be aware that the process of effecting a business combination with a public shell is difficult, expensive and subject to numerous substantial risks that will make it very difficult to develop an active, liquid, stable and sustained trading market for the combined companies' shares.

       You should not consider a business combination with our company if you need additional capital or will require additional capital within 12 to 18 months.

       A business combination with our company will not give you immediate access to the capital markets. You should not consider a business combination with our company if you need additional capital or will require additional capital within 12 to 18 months. Until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance, it will be very difficult, if not impossible, for the combined companies to raise additional capital. You cannot assume that additional capital will ever be available.

       You should expect increased regulatory scrutiny and a high degree of skepticism from the financial community if you enter into a business combination with our company.

       Blank check companies have been used as vehicles for fraud and manipulation in the penny stock market. Therefore, you should expect more regulatory scrutiny at the Federal and state level than you might otherwise encounter if you simply filed a registration statement for an IPO. Moreover, the financial community views shell transactions with a high degree of skepticism until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance. Increased regulatory scrutiny may increase your compliance costs and market skepticism may make it more difficult to establish and maintain an active, liquid, stable and sustained trading market for the combined companies' shares.

       You should not consider a business combination with our company if you are seeking short-term investment liquidity for corporate insiders.

       While the acquisition and founders' shares have been registered under the Securities Act, all shares held by persons who are affiliates of the combined companies will be classified as "restricted securities" that were issued on the closing date of the business combination. These shares will not be eligible for resale for a period of one year after the closing date unless the resale is registered under the Securities Act. You should not consider a business combination with our company if you are seeking short-term investment liquidity for corporate insiders.

       The combined companies' shares will not qualify for an immediate Amex or Nasdaq listing and may never qualify for such a listing.

       We expect the combined companies to satisfy Nasdaq's record holder and public float standards. Even if a target satisfies the operating history, stockholders' equity, net income and market capitalization standards for an Amex or Nasdaq listing, the combined companies must also have three active market makers and satisfy certain minimum bid price standards. The Amex and Nasdaq ordinarily require an established trading history of 30 to 90 days at a price that exceeds their respective minimum bid standards before they consider a listing application. Therefore, the combined companies' shares will have to begin trading on the OTC Bulletin Board or the Pink Sheets, and wait to apply for an Amex or Nasdaq listing until all of the applicable listing standards have been satisfied. There can be no assurances that the combined companies' shares will ever qualify for a listing.

       The holders of gift shares are likely to be "sellers" and the availability of large quantities of gift shares may impede the development of a trading market or increase market volatility.

       The holders of gift shares will have no money at risk in our company. If you enter into a business combination with us, the donees are likely to be willing to sell gift shares at a price that is significantly less than the minimum bid price required for a Nasdaq listing. In such an event, the market may have to absorb a substantial percentage of the outstanding gift shares before the prevailing market price stabilizes.

       If the combined companies are successful, there may not be enough shares available.

       Our capital structure has been designed to foster the development of an orderly trading market. However, if the combined companies are successful, the relatively small number of freely transferable shares may make it difficult to satisfy market demand. Our existing stockholders can be expected to maximize their personal benefit and if substantial quantities of our gift shares are withheld from the market, the resulting supply and demand imbalances may drive the market price of the combined companies' shares to unsustainable levels.

       We are not investment bankers and you will need to devote substantial time, effort and expense to developing and maintaining an active trading market.

       We are not investment bankers and we have no ability to promote a market for the combined companies' shares. Therefore, you will need to devote substantial time, effort and expense to developing and maintaining an active trading market. If you fail to devote adequate time and resources to that effort, any market that does develop is likely to be short-lived and volatile. If an active, sustained and stable trading market does not develop, the price of our shares will decline and those price declines are likely to be permanent.


                            THIS PROSPECTUS INCLUDES
                           FORWARD-LOOKING STATEMENTS

       This prospectus includes forward-looking statements and information on a number of topics, including:

o Our goals, our business plan and the availability of suitable targets;

o Our ability to locate a suitable target, conduct an adequate due diligence investigation and negotiate a reasonable business combination;

o Our ability to execute our business plan in compliance with the requirements of Rule 419;

o The potential development of a public trading market for the combined companies' shares; and

o Other topics that can be identified by the use of forward looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue," "believe" and other similar words.

       These statements are forward-looking and reflect our current expectations. They are subject to a number of risks and uncertainties, including the risk factors and other uncertainties described in this prospectus. We do not intend to update our forward-looking statements. In light of the many risks and uncertainties surrounding our business plan, donees, owners of targets and potential purchasers of founders' shares should be aware that we can provide no assurance that any of the forward-looking statements in this prospectus will prove to be accurate.


                    THE GIFT SHARE DISTRIBUTION IS SUBJECT TO
                   SECURITIES AND EXCHANGE COMMISSION RULE 419

       We are a "blank check company," as defined in Rule 419. Our business plan may be described as a "blind pool" because neither you nor we know what the business of our company will be. This section explains the requirements of Rule 419 and describes the procedures we will implement to insure compliance with that Rule.

Introduction to Rule 419

       Blank check companies have been used as vehicles for fraud and manipulation in the penny stock market. In response to a Congressional mandate, the SEC adopted Rule 419, which requires blank check companies to implement certain safekeeping, disclosure and reconfirmation procedures in their public offerings, including:

o Depositing at least 90% of any net offering proceeds in escrow until the requirements of Rule 419 have been satisfied and an acquisition has been completed;

o Depositing all stock certificates for shares distributed to the public in escrow until the requirements of Rule 419 have been satisfied and an acquisition has been completed;

o Conducting a reconfirmation offering for the purpose of giving public stockholders an opportunity to review and consider detailed prospectus disclosure concerning a proposed acquisition;

o Giving each public stockholder an opportunity to either approve the proposed acquisition and retain his shares, or reject the proposed acquisition and unwind his share acquisition transaction;

o Unwinding individual transactions with any public stockholders that fail to approve the reconfirmation offering in writing; and

o Returning all offering proceeds if a specified percentage of the public stockholders do not approve the reconfirmation offering in writing, or if an acquisition is not closed within 18 months.

Application of Rule 419

       Rule 419 applies to every registration statement filed by a blank check company. The staff of the SEC's Division of Corporation finance has taken the position that Rule 419 applies to both issuer transactions and the resale of outstanding securities. We will comply with the applicable requirements of Rule 419.

       Gift share donees. Our officers will not receive money, property or other consideration from any donee in connection with the gift share distribution. Accordingly, there will be no offering proceeds that can be deposited in escrow. When a gift share transaction is completed, our officers will promptly deposit certificates for the gift shares in the Rule 419 escrow. Those certificates will be held in trust for the sole benefit of the donee until we negotiate an acquisition and comply with the disclosure, reconfirmation and closing requirements of Rule 419.

       All gift shares deposited in the Rule 419 escrow will be represented by individual stock certificates that are registered in the names of the individual donees. While certificates for gift shares are held in the Rule 419 escrow, the donees will be entitled to all of the voting and other rights of stockholders of our company. However gift shares deposited in the Rule 419 escrow may not be sold or transferred by donees, except upon death or pursuant to a qualified domestic relations order.

       Founders' share purchasers. Purchasers of founders' shares will have the right to terminate their agreements without penalty until they approve the terms of our reconfirmation offering in writing. Notwithstanding such approval, all contracts for the resale of founders' shares will be contingent on the successful completion of our reconfirmation offering to donees. Purchasers of founders' shares will not be required or permitted to pay for founders' shares until the related business combination has closed. Therefore, the resale of founders' shares will not result in any proceeds that can be deposited in escrow.

       When our officers agree to resell founders' shares, they will promptly deposit certificates for those shares in the Rule 419 escrow where they will be held in trust until we complete our reconfirmation offering and close a business combination. Resale transactions for founders' shares will close concurrently with or promptly after the related business combination closing.

       Founders' shares deposited in the Rule 419 escrow will be registered in the name of the selling officer and accompanied by duly executed instruments of transfer. Purchasers of founders' shares will not obtain title to their shares or have any voting or other stockholders' rights until the resale transactions are closed. Pending closing of the resale transactions, all voting and other stockholders rights will remain vested in our officers.

Reconfirmation offering

       Rule 419 requires us to conduct a reconfirmation offering before we close a business combination. We will take the following steps to insure compliance with the requirements of Rule 419:

o When we negotiate a business combination, we will sign a preliminary agreement that is contingent on the approval of the target's stockholders and subject to the completion of our reconfirmation offering.

o When our officers negotiate agreements for the resale of founders' shares, they will sign agreements that are contingent on the purchaser's approval of our reconfirmation offering and subject to the completion of our reconfirmation offering.

o When conditional agreements have been signed by all parties, we will file a post-effective amendment to our registration statement that contains the information required by Rule 419(e)(1)(i)-(iii), together with other appropriate disclosure.

o Before we conduct our reconfirmation offering, we will deliver an updated prospectus to each stockholder of the target and each purchaser of founders' shares.

o When all necessary parties approve our reconfirmation offering, we will sign definitive agreements that are only subject to the successful completion of our reconfirmation offering.

o After signing the definitive agreements, we will deliver a final prospectus to each donee and conduct our reconfirmation offering.

       In connection with our reconfirmation offering, each donee will be given at least 20 and not more than 45 days to consider the prospectus information and make reconfirmation decision. Each donee will then be required to either approve the terms of our reconfirmation offering in writing and retain the gift shares, or reject the terms of our reconfirmation offering and return the gift shares to the officer who made the original gift.

       Rule 419 requires us to treat a donees' failure to respond to our reconfirmation offering as a rejection of the reconfirmation offering terms. If a donee fails to respond in a timely manner his gift share transaction will be unwound and his gift shares will be returned to the officer who made the original gift. If a specified percentage of the donees do not approve the terms of our reconfirmation offering in writing, all of the gift share transactions will be unwound, all gift shares will be returned to our officers and the proposed transactions will be abandoned

       Donees should understand that if our reconfirmation offering provides for a relatively low reconfirmation threshold, they might not be able to rely on the collective business judgment of a large number of other donees in making a reconfirmation decision. Conversely, if our reconfirmation offering provides for a relatively high reconfirmation threshold, the donees as a group might have the power to overrule individual decisions.

       After we complete our reconfirmation offering and close a business combination, we will send a notice of completion to the escrow agent. This notice will include a copy of our final prospectus and identify the donees that approved the terms of our reconfirmation offering in writing. Upon the receipt of this notice, the escrow agent will release all of the remaining stock certificates from the Rule 419 escrow and we will file a prospectus supplement that indicates the number of shares released from the Rule 419 escrow and the date of such release.


                                 USE OF PROCEEDS

       Our officers contributed $20,000 of new capital on January 23, 2004 and they will contribute $20,000 more on the effective date of our registration statement. This contribution will not be classified as offering proceeds.

       While our officers will not receive any money, property or other consideration in connection with the gift share distribution, they may resell all or any portion of the founders' shares. The proceeds from the resale of founders' shares may be substantial, but our company will not have any interest in those proceeds.

       Our company will not receive any proceeds from either the gift share distribution or the resale of founders' shares. If we close a business combination, we will receive property in connection with the issuance of acquisition shares. It is impossible to predict the value of such property.


                     REASONS FOR THE GIFT SHARE DISTRIBUTION

       We will become a publicly held blank check company as a direct result of the gift share distribution. Our officers believe this status will make our company more attractive to potential targets and significantly increase the value of their remaining shares. Because of the complexities involved in soliciting investors and accounting for investor funds under Rule 419, our officers have concluded it is in their best interest to simply distribute gift shares to family members, personal friends and business acquaintances. If we can successfully implement our business plan, our officers expect to realize substantial personal gains from the immediate resale of 1,597,000 founders' shares and the future resale of 400,000 shares they will retain for investment.


                                    DILUTION

       After giving effect to the $20,000 our officers will contribute to our company on the date of this prospectus, our net tangible book value will be $28,845, or approximately $.01 per share. Since the gift share distribution involves the transfer of issued and outstanding shares that are currently owned by our officers, it will not change the net tangible book value of our shares. We cannot predict whether a future business combination will dilute the net tangible book value of our shares, but we believe such an outcome is unlikely. If appropriate, the prospectus for our reconfirmation offering will include a detailed dilution discussion.


                                 CAPITALIZATION

       The following table sets forth our capitalization at December 31,2003. The table also presents as adjusted information that gives retroactive effect to our receipt of $40,000 in additional capital contributions from our officers after year end and the completion of the gift share distribution. This data is qualified in its entirety by our financial statements.

                                            As of           As adjusted
                                      December 31, 2003    for offering
Common stock, $0.001 par value,
25,000,000 shares authorized,
    2,400,000 shares issued and
    outstanding,                          $ 2,400            $ 2,400
Preferred, $0.001 par value,
5,000,000 shares authorized,
    no shares issued and outstanding            --                 --
Additional paid-in capital                 213,443            253,443 (1)(2)
Deficit accumulated during
   development stage                      (216,998)          (216,998)
                                          ---------          ---------
Total stockholders' equity                 ($1,155)           $38,845
                                           ========           =======

(1) Includes $20,000 that our officers contributed on January 23, 2004 and $20,000 that they will contribute on the effective date of our registration statement.
(2) After paying $2,250 of current liabilities and $10,000 of estimated offering costs, we will have $28,845 in cash to finance our proposed business operations.


                      MANAGEMENTS' DISCUSSION AND ANALYSIS
                  OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

Organization and prior distribution

       We were incorporated in Delaware on December 1, 2000. Thereafter, we registered a substantially identical distribution of gift shares, founders' shares and acquisition shares. Our prior registration statement was declared effective in June 2002 and we completed our gift share distribution in August 2002. Market conditions were very poor in late 2002 and early 2003. Moreover, our president became ill in early 2003 and she subsequently learned that her condition would require complex surgery and a lengthy recovery. The combination of poor market timing and unanticipated medical problems negatively impacted our ability to implement our business plan. Since our prior distribution was subject to Rule 419 and we were unable to close an acquisition within 18 months, we unwound the gift share distribution in November 2003 and removed all our shares from registration.

       Between December 2000 and December 2003, our officers spent $218,999 to organize our company, register our prior distribution and finance our operations. Our expenses included $7,215 in organization costs, $176,479 in offering costs and $35,305 in operating costs. When our prior distribution was unsuccessful, our officers considered the available options and ultimately decided to recapitalize our company and file a second registration statement for a substantially identical distribution of securities. We believe market conditions and our president's health have improved to a point where we have a reasonable probability of success. However we cannot give you any assurance that this distribution will have a better outcome than our prior distribution.

Financial condition

       We had $1.085 in cash and $2,250 in current liabilities at December 31, 2003. Our officers contributed $20,000 of additional capital on January 23, 2004 and will contribute an additional $20,000 on the effective date of our registration statement. After paying our current liabilities and $10,000 of estimated offering costs, we will have $28,845 in cash to finance our proposed operations.

Plan of operations

       We will use our available cash resources to pay the costs of operating our company, investigating business opportunities, negotiating a business combination and preparing the required post-effective amendment to our registration statement. We will not pay any compensation to our officers, but we will reimburse any out-of-pocket expenses they incur on our behalf.

       We intend to request a reasonable due diligence fee before we begin a detailed investigation into the affairs of a potential target. There can be no assurance that any potential target will be willing to pay a due diligence fee, or that any due diligence fees we receive will be sufficient to offset the out-of-pocket costs incurred.

       Rule 419 will require us to unwind the gift share distribution and deregister the gift shares, founders' shares and acquisition shares if we are unable to negotiate a business combination, complete our reconfirmation offering and close the transaction within 18 months from the date of this prospectus. If we ultimately conclude that we will be unable to meet this deadline, we will promptly distribute any remaining assets to our stockholders and liquidate our company. We believe our available cash resources will be adequate for our anticipated needs. Nevertheless, we may run out of money if a particular investigation requires significant technical expertise, or if we spend substantial amounts of money investigating a potential target and then determine that the potential target is not suitable.

       The SEC's integration and general solicitation doctrines will preclude private placement transactions until we complete our reconfirmation offering and close the associated business combination. Therefore, we will be unable to obtain funds by selling additional securities. We have the corporate power to borrow money, but credit is not likely to be available. Our officers have no duty to loan money to our company. If we spend our available cash and are unable to obtain additional financing, we will be forced to abandon our business and liquidate.


                                PROPOSED BUSINESS

       We are a blank check company. Our goal is to engage in a business combination on terms that will give our stockholders a reasonable share of the increased market value that ordinarily arises when a private company makes the transition to public ownership. We have not engaged in any substantive business to date and we have no plans to engage in any particular business in the future. We will not limit our search to a particular industry.

       The IPO market has been weak since the spring of 2000 and many proposed IPO's have been delayed or abandoned. Despite uncertain market conditions, we believe that a substantial number of adequately financed private companies want to become publicly held in order to satisfy the requirements of their early-stage investors and implement their growth strategies. We believe our blank check company structure may present a viable alternative for certain private companies that want to be publicly held, but have been unable to conduct an IPO.

Overview of shell transactions

       The two most common ways for a private company to "go public" are a traditional IPO, or a business combination with a public shell. Most private companies that decide to go public do so because they need to raise capital. But financing is not the only reason that private companies decide to go public. Other reasons include:

o Increasing total stockholder value by transforming a private company into a public company;

o Creating an "alternative currency" (i.e. publicly traded shares) that can be used for acquisitions;

o      Facilitating equity-based compensation for employees and management;

o      Providing investment liquidity for investors and minority stockholders;
       and

o      Preparing a foundation for future financing activities.

       We believe an IPO is usually preferable to a shell transaction. But in cases where an adequately financed private company wants to go public for reasons other than a current need for additional capital, we believe it is important for the management and owners to carefully consider the pros and cons of each alternative. The following table highlights some of the differences we believe the management and owners of a private company should consider before deciding between an IPO and a shell transaction.


Characteristics of IPO Market                                Characteristics of Business Combination Market

An IPO usually generates substantial cash proceeds and       Business combinations do not usually generate
dilutes the ownership interest of insiders.                  substantial cash proceeds or dilute ownership.

The IPO market can be "trendy," and if a company is not in   The business combination market is frequently less
a "hot" industry it can be difficult or impossible to        concerned with current market trends.
conduct an IPO.

Secondary markets develop rapidly, the markets are           Secondary markets develop slowly, liquidity is often a
generally liquid and there is usually a good balance         problem and there are frequently more sellers than
between sellers and buyers.                                  buyers.

The IPO market is very sensitive to current market           The business combination market has less sensitivity to
conditions and deals are frequently aborted or delayed at    current market conditions and deals are less likely to
a relatively late stage in the process.                      be aborted or delayed in their final stages.

The IPO market has a high degree of visibility and           The business combination market has relatively low
companies that complete an IPO find it relatively easy to    visibility and companies frequently find it difficult
develop "institutional" interest in their stock.             to develop "institutional" interest in their stock.

Because of the competition and due diligence associated      Companies that engage in shell transactions are
with the IPO process, companies that complete an IPO are     generally viewed with skepticism for an extended period
often perceived as more substantial and credible.            of time.

       The generic term "public shell" can be used to describe any existing company that has no substantial business activities, a relatively large stockholder base and outstanding stock that may be lawfully resold by the holders. Within this broad definition, there are substantial variations in the structure, value and overall utility of public shells. The factors that are typically considered when evaluating a public shell include:

Control status Public shells that can offer a controlling
               interest to the owners of a target are generally more desirable than shells that cannot implement a change in control.

Regulatory status Public shells that are registered with the SEC are generally more desirable than shells that will be required to register with the SEC at some future date.

 1933 Act registration Public shells that can issue
                       registered stock in connection with a business combination are generally more desirable than shells that can only issue restricted stock.

Trading status Public shells that are listed for trading or
               eligible for immediate listing are generally more desirable than shells that will be required to pursue a listing at a future date.

Available resources Public shells that have available
                    resources, particularly cash resources, are generally more desirable than shells that have no available resources or material liabilities.

Prior operations Public shells that have no prior
                 operations are generally more desirable than shells that have prior operations and the potential for contingent liabilities.

Stock distribution Public shells that have a substantial
                   number of existing stockholders and a relatively even distribution of stock ownership are generally more desirable than shells that have a small number of stockholders, or a few stockholders who control large blocks of stock.

       In developing a structure for our blank check company, we have endeavored to maximize our competitive advantages and minimize our competitive disadvantages. Therefore, we believe our company will have a strong competitive position when compared with other available public shells. We can provide you no assurances, however, that potential targets will find our structure more desirable than competitive shells.

Information requirements for targets

       We must file a post effective amendment to our registration statement and conduct a reconfirmation offering before we close a business combination. Rule 419(e)(1) requires that the amendment contain:

o The information specified by Form S-1 and the applicable Industry Guides;

o Audited balance sheets as of the end of the two most recently completed fiscal years and unaudited interim balance sheets for the dates specified in Regulation S-X;

o Audited statements of income and cash flow for the three most recently completed fiscal years and unaudited interim statements of income and cash flow for the periods specified in Regulation S-X; and

o Unaudited pro forma financial information on the combined companies.

       We cannot enter into a business combination with a target that cannot provide the foregoing information. Our future SEC filings must comply with the requirements of Regulations S-K and S-X, which can be more complex than their counterparts under Regulation S-B. Therefore, the owners of a potential target may decide that added cost of regulatory compliance will make our company less desirable than a competing public shell.

Selecting a target

       We anticipate that our officers and a variety of unaffiliated sources will bring potential targets to our attention. Potential lead sources include broker-dealers, investment bankers, venture capitalists, attorneys and other members of the financial community, who may present solicited or unsolicited proposals. We will not enter into exclusive relationships with professional firms that specialize in business acquisitions. We may, however, agree to work with such firms on a non-exclusive basis.

       In evaluating potential targets, our officers will ordinarily consider the following factors, among others:

o      The target's liquidity, financial condition and results of operation;

o      The target's growth potential and future capital requirements;

o The nature, competitive position and market potential of the target's products, processes or services;

o The relative strengths and weaknesses of the target's intellectual property protection;

o The education, experience and abilities of the target's management and key personnel;

o      The regulatory environment within the target's industry; and

o The market performance of the equity securities of similar public companies in the target's industry.

       The foregoing is not an exhaustive list of the factors we may consider in our evaluation of potential targets. We will also consider other factors that our officers deem relevant under the circumstances. In evaluating a potential target, we intend to conduct a due diligence review that will include, among other things, meetings with management and key staff, inspection of properties and facilities, reviews of material contracts, financial statements and projections, and any other matters that we believe are relevant under the circumstances.

       Our registration statement includes 12,600,000 acquisition shares that we may issue in connection with a business combination. It also includes 1,597,000 shares that our founders may resell to our advisors, owners of a target and other participants in the business combination. Within these limits, our officers will have unlimited flexibility to structure a business combination and establish terms for the resale the founders' shares.

       The time, effort and expense required to evaluate a target and negotiate a business combination cannot be predicted with any degree of accuracy. We do not have any full-time employees. Our officers act as part-time employees but are not required to devote any specific amount of time to our business. If our officers do not devote adequate time to investigation, due diligence and negotiations, we may be unable to identify a suitable target, negotiate a business combination and comply with the requirements of Rule 419 in a timely manner.

Limited ability to evaluate management

       We intend to evaluate the management of a potential target when considering the desirability of a business combination. We cannot assure you that our assessment will prove to be correct or that a target's management will possess the particular skills, qualifications and abilities required to effectively manage a public company.

       We may require the target to recruit additional personnel to supplement its current management team. We cannot assure you that a target will have the ability to recruit additional managers, or that any new management team members that are recruited will have the requisite skills, knowledge or experience.

       While one or more of our officers may remain involved in the affairs of the combined companies, they are not likely to have executive or board level authority. While our officers have significant experience in a variety of industries, we cannot assure you that our officers will have significant experience or knowledge relating to the operations of a particular target. The prospectus for our reconfirmation offering will include summary information on the identity, education and experience of the officers, directors and key personnel of the target.

Valuation of targets

       Our board of directors intends to rely on established metrics that are generally used in the financial community to determine the value of a target and negotiate the terms of a business combination. Our board of directors will ordinarily begin its evaluation of a target using the following objective factors, among others:

o      The target's audited balance sheet;

o      The target's historical and projected sales; and

o The target's historical and projected results of operations and cash flow.

       In most cases, our board of directors will also consider a variety of subjective factors that can have a positive or negative impact on valuation decisions, including:

o Overall conditions in the target's industry and the target's competitive position within its industry;

o The relative strengths and weaknesses of the target's business development plans;

o      The market capitalization of similarly situated public companies; and

o The relative strengths and weaknesses of the target, compared with similarly situated public companies.

       Based on their analysis, our board of directors will reach a conclusion concerning the fair market value of a target. It will then attempt to negotiate a business combination that maximizes stockholder value. The board of directors may retain independent experts to assist in the evaluation of a target but it is not required to do so.

       The valuation of a potential target is an inherently subjective process that is subject to a substantial degree of risk and uncertainty. Our directors are not experts in the evaluation of businesses. We can offer no assurance that our directors will be able to accurately assess the value of a particular target. We can offer no assurance that our directors will be able to negotiate a business combination on terms that are advantageous to our stockholders. If a business combination is concluded, we can give you no assurance that the combined companies' shares will ever achieve a market price that is in line with the value determined by our board of directors.

       Amex listing standards The following table summarizes the quantitative listing standards for companies that want to list their securities on the American Stock Exchange


                                     Standard 1             Standard 2              Standard 3                Standard 4
                                   ----------------     -------------------     -------------------     ------------------------
Operating history                              N/A                 2 years                     N/A                     N/A
Stockholders' equity                    $4,000,000              $4,000,000              $4,000,000                     N/A
Net income in last year or two of
   three most recent years                $750,000                     N/A                     N/A                     N/A
                                                                                                        ------------------------
Total Market capitalization                    N/A                     N/A             $50,000,000             $75,000,000 or
Total Assets                                                                                                   $75,000,000 and
Total Revenue                                                                                                  $75,000,000
                                                                                                        ------------------------
Minimum price                                   $3                      $3                     N/A                     N/A



Market value of public float            $3,000,000             $15,000,000             $15,000,000             $20,000,000


Distribution alternatives

  800 public stockholders and 500,000 shares publicly held or 400 public stockholders and 1 million shares publicly held or 400 public stockholders, 500,000 shares publicly held and average daily trading volume of 2,000 shares for last 6 months

       Nasdaq listing standards The following table summarizes the quantitative listing standards for companies that want to list their securities on the Nasdaq Stock Market:

                                          SmallCap                             National Market System
                                                             ----------------------------------------------------------
----------------------------------------------------------
Operating history                              1 year and                   N/A         2 years and              N/A
Stockholders' equity                       $5,000,000 or               $15,000,000     $30,000,000               N/A
                                                                              ----------------------
Net income in last year or two of
   three most recent years                   $750,000 or                 $1,000,000        N/A                   N/A
----------------------------------------------------------
                                                                                                   ------------------


Market capitalization                     $50,000,000                      N/A             N/A          $75,000,000 or
Total Assets                                      N/A                      N/A             N/A          $75,000,000 and
Total Revenue                                                              N/A             N/A          $75,000,000
                                                                                                   -------------------
Minimum price                                   $4.00                    $5.00           $5.00                $5.00
Market value of float                      $5,000,000               $8,000,000     $18,000,000          $20,000,000
Number of stockholders                            300                      400             400                  400
Number of publicly held shares              1,000,000                1,100,000       1,100,000            1,100,000



       We will have 810 stockholders when the gift share distribution is completed. This initial number is likely to decline in connection with our reconfirmation offering. We will endeavor to negotiate a business combination with a target that has sufficient operating history, stockholders' equity and net income to satisfy the applicable Amex or Nasdaq listing standards. If we are successful in negotiating a proposed transaction with a target that believes the combined companies can satisfy the quantitative listing standards for an Amex or Nasdaq listing, the target may ask us to modify our capital structure by implementing a forward or reverse stock split to facilitate their planned listing application. As long as the aggregate percentage interests of the various classes of stockholders remain unchanged, we are likely to comply with such a request. We will not, however, negotiate a business combination on terms that would result in the combined companies having a public float of less than 1,100,000 shares.

       There is no assurance that we will be able to negotiate a business combination with a target that has sufficient operating history, stockholders' equity and net income to satisfy the applicable Amex or Nasdaq listing standards. Even if the quantitative standards are met, the Amex or Nasdaq may require the combined companies to establish a trading history before considering a listing application. Therefore, the combined companies' shares will likely have to begin trading on the OTC Bulletin Board, the Pink Sheets or the proposed BBX, and wait to apply for an Amex or Nasdaq listing until all applicable listing standards are met. Under the circumstances, there is no assurance our shares will ever qualify for an Amex or Nasdaq listing.

Structuring a business combination

       We believe the most likely business combination structure will involve a "reverse takeover" where we issue acquisition shares in exchange for the assets or outstanding stock of the target. Upon the completion of a reverse takeover, we expect that the former stockholders of the target will likely own a substantial majority interest in the combined companies. Since the ongoing costs and expenses associated with reporting under the Exchange Act can be a significant burden for a small company, we believe that larger established companies are better suited to shell transactions than small entrepreneurial companies. Moreover, a substantial transaction will be required to meet the minimum listing standards for the Amex or Nasdaq.

No right to approve specific terms

       We do not intend to provide information to our stockholders regarding our evaluation of potential targets or the progress of negotiations. Our officers will have the necessary executive and equity voting power to unilaterally approve all corporate actions until we close a business combination. As a result, gift share donees will have no effective voice in decisions made by management and will be entirely dependent on management's judgment in the selection of a target and the negotiation of the specific terms of a business combination.

       Under Delaware law, the stockholders of a corporation are not entitled to vote with respect to a stock issuance transaction that does not involve a statutory merger, even if the transaction will result in a change in control. We presently intend to structure a business combination as an exchange of stock in our company for the assets or outstanding stock of a target. Since we do not intend to conduct a statutory merger with a target, we do not intend to seek prior stockholder approval of the terms of a proposed business combination.

       Rule 419 will not give stockholders voting rights that they do not otherwise possess under Delaware law. If we successfully negotiate a business combination, the transaction will be presented to our stockholders as an integrated whole. Each gift share donee will then be required to make an independent decision about whether he wants to remain a stockholder. If a donee does not approve our reconfirmation offering in writing, Rule 419 requires us to treat the failure to act as a rejection of our reconfirmation offering. If the requisite percentage of donees does not reconfirm their subscriptions in writing, we will not close a proposed business combination.

       Rule 419 does not require that a specific percentage of the gift share donees accept our reconfirmation offering. Instead, Rule 419 leaves that issue to negotiations between our company and the target. If the terms of our reconfirmation offering establish a relatively low reconfirmation threshold, gift share donees will not necessarily be able to rely on the collective business judgment others in making their decisions.

       We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target and the stockholders of both companies. We cannot assure you, however, that the Internal Revenue Service or any state tax authority will agree with our tax treatment of the business combination.

Business diversification is unlikely

       Rule 419 will require us to conduct our reconfirmation offering as soon as we negotiate a transaction where the fair value of the business or assets to be acquired exceeds $2,920,000, calculated as 80% of the estimated value of the maximum number of shares included in our registration statement. Since we intend to issue acquisition shares in exchange for the stock or assets of a target, any material acquisition is almost certain to result in a change in control.

       We will probably not be able to diversify our operations or benefit from the spreading of risks or offsetting of losses. We will probably be dependent upon the development or market acceptance of a single or limited number of products, processes or services. Our probable lack of diversification may subject us to a variety of economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact on our future business. Accordingly, there is no assurance that our future operations will be commercially viable.

Finders' fees

       If our company or the target agrees to pay cash finders' fees, the payments will reduce the cash resources of the combined companies. If our company or the target agrees to pay stock-based finders' fees, the share issuances will reduce the number of shares that would otherwise be available to the owners of a target. Therefore, we believe the target should participate in all decisions respecting the payment of finders' fees. Accordingly, we will not agree to pay any finder's fees or similar compensation without the express consent of the target.

       We will not pay finders' fees, commissions or similar compensation to our officers or their respective affiliates. Our company and our officers will not pay any finders' fees, commissions or similar compensation to persons who are not duly licensed broker-dealers without first obtaining an opinion of legal counsel that registration is not required under the circumstances.

       Our reconfirmation offering prospectus will disclose the material terms of any agreements for the direct or indirect payment of finders' fees, commissions or similar compensation by our company and/or our officers.

Competition

       We expect to encounter intense competition from other entities that have a similar business objective. Some potential competitors have significant cash resources that will be available for use following a business combination. Others have outstanding warrants that can be expected to generate substantial cash for future operations. In addition, many of our potential competitors may possess more experienced management teams and greater technical, human and other resources than we do. The inherent limitations on our competitive position may give others an advantage in pursuing the acquisition of a target. Further, our obligation to file a post-effective amendment and conduct a reconfirmation offering will probably delay the completion of a transaction. This may be viewed as a competitive disadvantage in negotiations with potential targets.

Facilities and employees

       We do not have any office facilities of our own and we do not intend to establish separate office facilities until we complete a business combination. We presently share an office with our president, Sally A. Fonner, who provides the necessary facilities at no cost to our company. We expect this arrangement to continue until we close a business combination and believe that our office sharing arrangement will be adequate for our needs.

       We do not have any full-time employees. Our executive officers serve as part-time employees but they will not receive any cash compensation from us and are not required to devote any specific amount of time to our business. We do not intend to hire any full-time employees until we complete a business combination.

Periodic reporting and audited financial statements

       We have registered our common stock under the Securities Exchange Act of 1934. Therefore, the combined companies will be required to file annual and quarterly reports, proxy statements and other reports with the SEC. In addition, Rule 419(f)(1) will require the combined companies to furnish stockholders audited financial statements for the first full fiscal year of operations following the consummation of a business combination. Until we complete a business combination, all registration statement amendments, reports and other filings we make with the SEC will be available on our corporate website at www.winorlose.info.

No established market

       There has never been a public market for our stock. Even if we complete a business combination, our stock will not qualify for an immediate Amex or Nasdaq listing. At present, the securities of public companies that do not qualify for an Amex or Nasdaq listing are either quoted on the OTC Bulletin Board or published in the Pink Sheets. The markets for OTC Bulletin Board and Pink Sheet securities are notoriously illiquid and volatile. There is no assurance that an active, stable or sustained market for our shares will ever develop

       We have not engaged in discussions or negotiations with potential market makers. We will not approach any market makers until a business combination is completed. We will not take any steps to seek a listing for our shares until the stock certificates are released from the Rule 419 escrow. We do not intend to use consultants or advisors to negotiate with potential market makers or promote an active trading market. Our officers and their respective affiliates will not recommend, encourage or advise donees to open brokerage accounts with any broker-dealer. Donees will have the exclusive authority to make their own decisions regarding whether to hold or sell their gift shares. We will not attempt to influence those decisions.


                                   MANAGEMENT

       The following table identifies our directors and executive officers.

              Name              Age           Position
       Sally A. Fonner          55      President
       Mark R. Dolan            52      Executive Vice President, Director
       John L. Petersen         52      General Counsel, Director
       Rachel A. Fefer          40      Secretary/Treasurer, Director

       The following is a brief account of the business experience of each of our directors and executive officers.

       Ms. Sally A. Fonner is a principal stockholder of our company and has served as our president since inception. We believe Ms. Fonner will continue to serve as an officer until we complete a business combination. Ms. Fonner is not a full-time employee of our company and is not required to devote a specific amount of time to our business. During the past five years Ms. Fonner has served as an officer and director of seven public shells. The following table identifies the public shells that have been managed by Ms. Fonner and provides summary information on the time periods for which she served as an officer and director.

     Company Name                            Term as an officer                  Term as a director

Tamboril Cigar Company                    February to December 2003           February 2003 to February 2004
The Enchanted Village, Inc.               June 2002 to November 2003          June 2002 to December 2003
Yifan Communications, Inc.                March 2000 to July 2000             March 2000 to March 2001
Dupont Direct Financial Holdings, Inc.    June 1998 to April 1999             June 1998 to March 2000
Liberty Group Holdings, Inc.              March 1997 to November 1999         March 1997 to December 1999
eNote.com, Inc.                           June 1998 to April 1999             June 1998 to November 1999
Telemetrix, Inc.                          July 1997 to April 1999             July 1997 to April 1999



       A more detailed description of Ms. Fonner's prior activities as an officer and director of the identified public shells is set forth below. Ms. Fonner graduated from Stephens University in 1969 with a Bachelor of Arts in Social Systems. After a stint in the private sector, she returned to further her education and earned her MBA degree from the Executive Program of the University of Illinois in 1979.

       Mr. Mark R. Dolan is a principal stockholder of our company and has served as a member of our board of directors and our executive vice president since inception. We believe Mr. Dolan will continue to serve as a director and officer until we complete a business combination. Mr. Dolan is not a full-time employee of our company and is not required to devote a specific amount of time to our business. Mr. Dolan has been principally engaged in the practice of law for 17 years. He is a member of the Florida Bar Association and practices in the areas of corporate and intellectual property law, First Amendment law and commercial litigation. Mr. Dolan has been an employee of Mark R. Dolan, PA, Tampa, Florida, since June 1998. From April 2001 to September 2002, Mr. Dolan also served as an officer and director of Yseek, Inc., a publicly held Internet technology company based in Tampa, Florida. Mr. Dolan is a 1983 graduate of the Wayne State University College of Law and a 1977 honors graduate of Michigan State University.

       Mr. John L. Petersen is a principal stockholder of our company and has served as a member of our board of directors and our general counsel since inception. We believe Mr. Petersen will continue to serve as a director and officer until we complete a business combination. Mr. Petersen is not a full-time employee of our company and is not required to devote a specific amount of time to our business. Mr. Petersen has been principally engaged in the practice of law for 23 years. He is a member of the Texas Bar Association and practices in the areas of securities and corporate law where he focuses on the corporate finance needs of entrepreneurial companies. Since April 1999, Mr. Petersen has been a partner in the law firm of Petersen & Fefer, Barbereche, Switzerland. From January 1995 to April 1999, he was a self-employed solo practitioner. Since February 2003, Mr. Petersen has served as an officer and director of Tamboril Cigar Company, a public shell that recently completed a business combination transaction. A more detailed description of Mr. Petersen's activities as an officer and director Tamboril is set forth below. Mr. Petersen is a 1976 graduate of the College of Business Administration at Arizona State University and a 1979 graduate of the Notre Dame Law School. Mr. Petersen was admitted to the State Bar of Texas in May 1980 and received his license to practice as a Certified Public Accountant in March 1981.

       Ms. Rachel A. Fefer is a principal stockholder of our company and has served as a member of our board of directors and our secretary-treasurer since inception. We believe Ms. Fefer will continue to serve as a director until we complete a business combination. Ms. Fefer is not a full-time employee of our company and is not required to devote a specific amount of time to our business. Ms. Fefer has been principally engaged in the practice of law for 15 years. She is a member of the Texas Bar Association and specializes in corporate law and commercial litigation. Since April 1999, Ms. Fefer has been a partner in the law firm of Petersen & Fefer, Barbereche, Switzerland. From September 1997 to April 1999, Ms. Fefer was an employee of Rachel A. Fefer, PC, Houston, Texas. Ms. Fefer is a 1988 Graduate of the University of Texas Law School and a 1985 graduate (magna cum laude) of the School of Computer Science at the University of North Texas.

       John L. Petersen and Rachel A. Fefer are husband and wife.

Board structure

       Our certificate of incorporation provides that the board of directors may fix the number of directors by resolution. Our board currently has three members who were re-elected by the unanimous written consent of our stockholders in January 2004. The terms of our current directors will expire on the date of our next annual meeting of stockholders. Until we effect a business combination, our current board members will have sufficient voting power to re-elect themselves as directors without the approval or consent of the other stockholders.

Corporate governance

       We do not currently comply with all of the corporate governance standards that would be required if our shares were listed on Amex or Nasdaq. In particular, we do not have independent directors, we have not created an audit committee to review related party transactions and except as require by Rule 419, we do not plan to seek stockholder approval of a proposed business combination.

       We will endeavor to include corporate governance standards that comply with Amex and Nasdaq listing requirements in the definitive agreements for a business combination. Nevertheless, the implementation of such corporate governance standards is a matter that will fall within the exclusive authority of successor management and there can be no assurance that any standards we negotiate will be properly implemented. If new management fails to implement appropriate corporate governance standards, the combined companies' shares will not qualify for an Amex or Nasdaq listing.

Summary compensation table

In December 2001, Mr. Dolan, Mr. Petersen and Ms. Fefer each transferred 125,000 shares of common stock to Ms. Fonner as compensation for services she rendered to us during the year ended December 31, 2001. Between June 2002 and April 2003, Ms. Fonner received a cash overhead allowance of $1,000 per month. Except for this overhead allowance, no cash compensation was awarded to, earned by or paid to any of our officers or directors during the three years ended December 31, 2003. The following table summarizes the foregoing.


       Name and principal position     Year       Salary        Bonus        All other compensation

Sally A. Fonner, president             2003          --           --                  $4,000
                                       2002          --           --                  $7,000
                                       2001          --           --                 $11,250


Future compensation of officers

       We will not pay any cash compensation or overhead allowances to our officers in connection with our future operations. However, each of our officers will be reimbursed for any out-of-pocket expenses they incur on our behalf. There is no limit on the amount of allowable expense reimbursements and there will be no review of the reasonableness of such expenses by anyone other than our board of directors.

Potential conflicts of interest

       None of our officers are affiliated with or involved in any other blank check companies or public shells at the date of this prospectus. However, donees should be aware of the following potential conflicts of interest:

o Our officers are not full-time employees of our company and they are not required to devote any specific amount of time to our business.

o Our officers are actively involved in other business pursuits and will face conflicts of interest in allocating their time between our affairs and their other business interests.

o Our officers may become affiliated with other entities, including blank check companies and public shells, which propose to engage in business activities similar to ours.

o Our officers may have fiduciary obligations to more than one entity and they might be obligated to present a single opportunity to more than one entity.

o Each of our officers is also an owner of founders' shares that will be offered for sale to third parties in connection with a business combination. Therefore, it is likely that:

o A business combination will result in a series of related transactions where our company receives property for the acquisition shares but our officers receive cash for their founders' shares; and

o Our officers may face a significant conflict of interest if the owners of two similarly situated targets offer different prices for the founders' shares, or if the owners of a relatively weak target are willing to pay a higher price for the founders' shares than the owners of a stronger target.

       We do not have an audit committee to review related party transactions and we cannot assure you that any of the potential conflicts mentioned above would be resolved in our favor.

       In general, officers and directors of a Delaware corporation are obligated to act in a manner that is in, or not opposed to, the best interests of the stockholders. In particular, under the Delaware corporate opportunity doctrine, officers and directors are required to bring business opportunities to the attention of a corporation if:

o      The corporation could financially undertake the opportunity;

o      The opportunity is within the corporation's line of business; and

o It would be unfair to the corporation and the stockholders if the officers and directors failed to bring the opportunity to the attention of the corporation.

       To minimize potential conflicts of interest arising from multiple corporate affiliations, each of our officers has agreed to present to us, prior to presentation to any other entity, any business opportunity which, under Delaware law, may reasonably be required to be presented to us, until we agree to a business combination.

Prior involvement in shell transactions

       Tamboril Cigar Company (SEC Central Index Key 0001028153) In January 2003, Mr. Petersen and Ms. Fonner paid $100 to purchase a controlling interest in Tamboril Cigar Company, a Delaware corporation that declared bankruptcy in 2000. In February 2003, they became officers and directors of Tamboril and commenced their search for a suitable acquisition. In December 2003, Tamboril entered into a business combination with Axion Power Corporation that was structured as a reverse takeover. Axion is a Canadian company that is engaged in research and development on a nanotechnology enabled hybrid electrochemical storage battery. In connection with the Axion transaction, Mr. Petersen and Ms. Fonner sold the substantial bulk of their common stock to an affiliate of Axion for $200,000; the original stockholders of Tamboril retained 8,956,640 shares (4.8%); Mr. Petersen and Ms. Fonner retained 1,043,360 shares (0.5%); the former stockholders of Axion received 191,826,432 shares (94.8%); and Mr. Petersen and Ms. Fonner received 3,731,462 common stock purchase warrants in connection with the cancellation of $484,123 in related party debt. Mr. Petersen presently serves as director of Tamboril and has agreed to continue serving as the company's interim chief financial officer pending the recruitment of a suitable successor. Ms. Fonner resigned her position as Tamboril's president on December 31, 2003 and resigned from Tamboril's board on February 2, 2004. The stock of Tamboril Cigar trades in the over-the-counter market and transactions are reported in the OTC Pink Sheets under the trading symbol SMKE.

       The Enchanted Village, Inc. (SEC Central Index Key 0000714284) In June 2002, Ms. Fonner became the sole officer and director of The Enchanted Village, Inc., a Delaware corporation that declared bankruptcy in 1988. She subsequently received a controlling interest in the company in return for a combination of cash and services. In addition, Mr. Petersen acquired a substantial interest in Enchanted Village as partial compensation for services that he rendered as legal counsel for the company. After restructuring Enchanted Village's affairs, Ms. Fonner commenced her search for a suitable acquisition. As a result of her illness, Ms. Fonner decided to sell her interest in Enchanted Village to an unrelated third party in November 2003. In connection with the sale, Ms. Fonner and Mr. Petersen received a total of $225,000 for their respective interests in the company. Ms. Fonner has not been involved in the affairs of Enchanted Village since she resigned as a director in December 2003. The stock of Enchanted Village trades on the OTC Bulletin Board and transactions are reported under the trading symbol ECVL.

       Smart Games Interactive, Inc. (SEC Central Index Key 0000915766) In March 2000, an investor purchased a controlling interest in Smart Games for $75,000 and then asked Ms. Fonner to serve as the sole officer and director of the company. Under the terms of the associated agreements, the investor agreed to share its interest in Smart Games with Ms. Fonner. She subsequently purchased additional stock in the company for cash. After assuming control of the company, Ms. Fonner commenced her search for a suitable acquisition. In July 2000, Smart Games changed its name to Yifan Communications, Inc. and entered into a business combination with Yifan.com, Inc. that was structured as a reverse takeover. Yifan.com is a New York corporation that operates a Chinese language Internet portal. In connection with the Yifan transaction, the original stockholders of Smart Games retained 315,986 shares (2.4%); Ms. Fonner and the investor retained 462,500 shares (3.6%); finders and third party professionals received 213,715 shares (1.7%); the former stockholders of Yifan.com received 11,994,750 shares (92.4%); and Ms. Fonner received a cash fee of $350,000. Ms. Fonner has not been involved in the affairs of Yifan Communications since she resigned as a director in March 2001. The stock of Yifan Communications trades in the over-the-counter market and transactions are reported in the OTC Pink Sheets under the trading symbol YIFN.

       Marci International Imports, Inc. (SEC Central Index Key 0000807904) In June 1988, Ms. Fonner became the sole officer and director of Marci International Imports, Inc., a Georgia corporation that declared bankruptcy in 1989. She subsequently received a controlling interest in the company in return for a combination of cash and services. After assuming control of Marci, Ms. Fonner restructured the company's affairs and then commenced her search for a suitable acquisition. In April 1999, Marci changed its name to FAB Global, Inc. and entered into a business combination with FAB Capital Corporation and Western Union Leasing that was structured as a reverse takeover. At the time, FAB Capital and Western Union Leasing were both involved in the financial services industry. When FAB Capital and Western Union Leasing failed to perform on certain covenants in the business combination agreements, the transaction was rescinded and the company immediately entered into a second business combination with Wavecount, Inc. that was structured as a reverse takeover. Wavecount was also involved in the financial services industry and its owners previously worked for FAB Global. The company then changed its name to Dupont Direct Financial Holdings Inc. In connection with the Wavecount transaction, the original stockholders of Marci retained 300,000 shares (4.2%); Ms. Fonner and her advisors retained 450,000 shares (6.3%); the former stockholders of Wavecount received 6,400,000 shares (89.5%); finders received cash fees of $10,000; and Ms. Fonner received a cash fee of $140,000. Ms. Fonner has not been involved in the affairs of Dupont Direct Financial Holdings since she resigned as a director in March 2000. The stock of Dupont Direct Financial Holdings trades on the OTC Bulletin Board and transactions are reported under the trading symbol DIRX.

       Bio Response, Inc.. (SEC Central Index Key 0000311927) In March 1997, Ms. Fonner became the sole officer and director of Bio Response, Inc., a Delaware corporation that declared bankruptcy in 1989. She subsequently received a controlling interest in the company in return for a combination of cash and services. After assuming control of Bio Response, Ms. Fonner restructured the company's affairs and then commenced her search for a suitable acquisition. In November 1999, Bio Response changed its name to Liberty Group Holdings, Inc. and entered into a business combination with Liberty Food Group, Ltd. that was structured as a reverse takeover. Liberty Food Group is engaged in the wholesale distribution of food products. In connection with the Liberty Food Group transaction, the original stockholders of Bio Response retained 300,000 shares (4.7%); Ms. Fonner and her advisors retained 450,000 shares (7.8%); the former stockholders of Liberty Food Group received 5,575,000 shares (87.5%); and Ms. Fonner received a cash fee of $75,000. Ms. Fonner has not been involved in the affairs of Liberty Group Holdings since she resigned as a director in December 1999. The stock of Liberty Group Holdings trades in the over-the-counter market and transactions are reported in the OTC Pink Sheets under the trading symbol LGHI.

       Webcor Electronics, Inc.. (SEC Central Index Key 0000311927) In June 1998, Ms. Fonner became the sole officer and director of Webcor Electronics, Inc., a Delaware corporation that declared bankruptcy in 1989. She subsequently received a controlling interest in the company in return for a combination of cash and services. After assuming control of Webcor, Ms. Fonner restructured the company's affairs and then commenced her search for a suitable acquisition. In April 1999, Webcor changed its name to eNote.com, Inc. and entered into a business combination with Navis Technologies, Ltd. that was structured as a reverse takeover. Navis was engaged in the development of a proprietary communications product known as TV-Email. In connection with the Navis transaction, the original stockholders of Webcor retained 540,000 shares (3.6%); Ms. Fonner and her advisors retained 740,000 shares (4.9%); the former stockholders of Navis received 13,720,000 shares (91.5%%); finders received cash fees of $100,000 and Ms. Fonner received a cash fee of $150,000. Ms. Fonner has not been involved in the affairs of eNote.com since she resigned as a director in November 1999. The stock of eNote.com trades in the over-the-counter market and transactions are reported in the OTC Pink Sheets under the trading symbol ENOT.

       Arnox Corporation (SEC Central Index Key 0000311927) In June 1997, Ms. Fonner became the sole officer and director of Arnox Corporation a Delaware corporation that declared bankruptcy in 1989. She subsequently received a controlling interest in the company in return for a combination of cash and services. After assuming control of Arnox, Ms. Fonner restructured the company's affairs and then commenced her search for a suitable acquisition. In March 1999, Arnox changed its name to Telemetrix Inc. and entered into a business combination with Telemetrix Resource Group and Tracy Corporation II that was structured as a reverse takeover. Telemetrix and Tracy were involved in the development of a proprietary wireless personal communications system for utilities. In connection with the Telemetrix transaction, the original stockholders of Arnox retained 300,000 shares (2.3%); Ms. Fonner and her advisors retained 450,000 shares (3.5%); the former owners of Telemetrix and Tracy II received 12,117,000 shares (94.1%); and Ms. Fonner received a cash fee of $125,000. Ms. Fonner has not been involved in the affairs of Telemetrix since she resigned as a director in April 1999. The stock of Telemetrix trades in the over-the-counter market and transactions are reported in the OTC Pink Sheets under the trading symbol TLXT.

Indemnification of officers and directors

       We have included a provision in our Certificate of Incorporation to indemnify our officers and directors against liability for monetary damages for breach or alleged breach of their duties as officers or directors, other than in cases of fraud or other willful misconduct. Our bylaws provide that we will indemnify our officers and directors to the maximum extent permitted by Delaware law. In addition, our bylaws provide that we will advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing, we have been advised that the SEC believes such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Incentive stock plan

       Our stockholders adopted our 2000 Incentive Stock Plan in connection with the organization of our company. Under the terms of the plan, we are authorized to grant incentive awards for an indeterminate number of shares that will be equal to the lesser of 750,000 shares, or 10% of our outstanding common stock immediately after the closing of a business combination. No incentive awards are outstanding at the date of this prospectus. No incentive awards may be granted until after the closing of a business combination. No incentive awards may be granted to our current officers unless that person becomes a full-time employee of the combined companies.

       The plan provides for the grant of incentive awards to full-time employees of the combined companies who are not eligible to receive awards under the terms of their employment contract or another specialty plan. Except for the requirement that all participants be full-time employees, the combined companies will have absolute discretion in deciding who will receive awards and the terms of such awards. The plan authorizes the combined companies to issue incentive and/or non-qualified stock options, shares of restricted and/or phantom stock and stock bonuses. In addition, the plan will allow the combined companies to grant cash bonuses payable when an employee is required to recognize income for federal income tax purposes because of the vesting of shares of restricted stock or the grant of a stock bonus.

       The exercise price of incentive stock options must be equal to the fair market value of such shares on the date of the grant or, in the case of incentive stock options granted to the holder of more than 10% of our common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for incentive stock options is ten years from the date of grant, or five years in the case of an individual owning more than 10% of our common stock. The aggregate fair market value determined at the date of the option grant, of shares with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year, shall not exceed $100,000.

       Upon completion of a business combination, the combined companies will need to appoint a committee to administer the plan. In general, the committee must consist two or more directors, each of whom is a "non-employee director" as defined in Rule 16b-3(b)(3). The committee will decide which employees will receive incentive awards, the type of award to be granted and the number of shares covered by the award. The committee will also determine the exercise prices, expiration dates and other features of awards. The committee will be authorized to interpret the terms of the plan and to adopt any administrative procedures it deems necessary. All decisions of the committee will be binding on all parties. The combined companies will indemnify each member of the committee for good faith actions taken in connection with the administration of the plan.

       The board of directors may adopt administrative amendments to the plan without stockholder consent. The board may not, increase the number of shares subject to the plan; materially increase the benefits accruing to holders of incentive awards; or materially modify the eligibility requirements.


                             PRINCIPAL STOCKHOLDERS

       The following table contains information on the ownership of our shares at December 31, 2003. The table also presents two pro forma cases that give immediate effect to:

o  The completion of the gift share distribution; and

o The issuance of 12,600,000 acquisition shares and the resale of 1,597,000 founders' shares in connection with a business combination.

   All persons named in the table have sole voting and investment power with respect to the shares owned by them. The table identifies:

o  Each of our officers, directors and 5% stockholders; and

o  All our officers and directors as a group.



      Name and Address             Before Distribution          After Distribution (1)        After Combination (2)
                                   -------------------          ----------------------        ---------------------
     of Beneficial Owner           Shares       Percent           Shares      Percent         Shares       Percent

John L. Petersen (2)(3)(4)       1,200,000       50.00%           998,500       41.60%        200,000         1.33%
Rachel A. Fefer (2)(3)(4)        1,200,000       50.00%           998,500       41.60%        200,000         1.33%
Mark R. Dolan (4)(5)               600,000       25.00%           499,000       20.79%        100,000         0.67%
Sally A. Fonner (4)(6)             600,000       25.00%           499,500       20.81%        100,000         0.67%
All Officers and Directors
    as a group (four persons)    2,400,000      100.00%         1,997,000       83.21%        400,000         2.67%



(1) Gives effect to the distribution of 400,000 shares to donees. (2) Chateau de Barbereche, Switzerland 1783 Barbereche.
(3) Mr. Petersen and Ms. Fefer are husband and wife and each may be deemed to be the beneficial owner of any shares held by the other. Mr. Petersen and Ms. Fefer have sole investment power and sole voting power over the shares registered in their name and each disclaims beneficial ownership of shares held by the other.
(4) Assumes that all 1,597,000 founders' shares will be sold to unaffiliated third parties. (5) 112 East Street, Suite B, Tampa, Florida 33602. (6) 1268 Bayshore Boulevard, Dunedin, Florida 34698.

       Each of our officers is a "promoter" of our company as that term is defined in Rule 12b-2 of the General Rules of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934.


                              CERTAIN TRANSACTIONS

       John L. Petersen is the author of our registration statement, which was substantially complete and reduced to a tangible medium of expression before our company was incorporated. Accordingly, the law firm of Petersen & Fefer has claimed copyright ownership with respect to our registration statement and this prospectus. In addition, the law firm of Petersen & Fefer has filed two preliminary business processes patent applications (Nos. 10/404,202 published January 8, 2004 and 10/317,453 published July 17, 2003) relating to the legal structure of our Rule 419 offering and the associated contracts included in our registration statement.

       Petersen & Fefer has granted our company a non-exclusive, royalty-free license that gives us the right to use their copyright, patent and other intellectual property rights for the purpose preparing our registration statement and certain derivative works, including this prospectus, future amendments to the registration statement, and our subsequent reports under the Exchange Act. The license includes the unrestricted right to reproduce and distribute copies of any of the foregoing documents to the extent required by law or permitted by established practice in the securities industry. All other intellectual property rights are reserved.

       We have not paid Petersen & Fefer in connection for the intellectual property license. Nevertheless, all parties believe that our attempt to implement the underlying business plan developed by Mr. Petersen may give rise to substantial indirect value by establishing the validity and proving the utility of a previously unproven legal structure. Petersen & Fefer and our board of directors have determined that the license agreement represents a fair and reasonable exchange of intangible values.

       Our officers contributed $20,000 of additional capital on January 23, 2004 and have agreed to contribute an additional $20,000 on the effective date of our registration statement. We will not be obligated to reimburse these additional capital contributions.

       All future transactions between us and any of our officers or their respective affiliates will be on terms that we believe are no less favorable than the terms that could have been negotiated with unaffiliated third parties. All related party transactions will require prior approval from a majority of our disinterested directors.

                            DESCRIPTION OF SECURITIES

General

       We are authorized to issue 25,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001. A total of 2,400,000 shares of common stock are issued, outstanding and held by our officers on the date of this prospectus. No shares of preferred stock are currently outstanding.

       After the completion of a business combination, we will have at least 10,000,000 shares of authorized and unissued common stock and 5,000,000 shares of authorized and unissued preferred stock. These authorized and unissued shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company. Any decision to issue additional shares will reduce the percentage of our stockholders' equity held by donees and could dilute our net tangible book value.

Common stock

       Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive dividends when, as and if declared by our board out of funds legally available. In the event of our liquidation, dissolution or winding up, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Our stockholders have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

Preferred stock

       Our certificate of incorporation authorizes the issuance of 5,000,000 shares of a blank check preferred stock. Our board of directors will have the power to establish the designation, rights and preferences of any preferred stock we issue in the future. Accordingly, our board of directors has the power, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. Subject to the directors' duty to act in the best interest of our company, shares of preferred stock can be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult. Although we have no present plans to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. We do not intend to issue preferred stock to effect a business combination.

Rule 419 escrow

       Wachovia Bank, N.A. will serve as the escrow agent for our Rule 419 escrow. We are not issued paper certificates for our outstanding shares. Instead all such shares are maintained in book entry form on the records of our transfer agent. When our officers distribute gift shares to donees, the gifts may also be registered in book entry form. We are not required to issue paper stock certificates until we have negotiated a business combination and complied with the disclosure, reconfirmation and closing requirements of Rule 419.

Resale limitations

       Donees will not be able to sell, pledge or otherwise transfer gift shares, or any interest therein, until we have completed our reconfirmation offering and the escrow agent has released our shares from the Rule 419 escrow. Purchasers of founders' shares will not obtain title to their shares until we have closed a business combination and they have paid the consideration required by the underlying agreements.

       Each donee and each purchaser of founders' shares will be required to retain ownership of at least 100 shares until the earlier of six months after the completion of a business combination or the listing of the combined companies' shares on Amex or Nasdaq. When our shares are released from the Rule 419 escrow, each donee and each purchaser of founders' shares will receive two certificates: one for 100 shares and a second for the balance. The certificate for 100 shares will be imprinted with a restrictive legend that describes the foregoing limitations on transfer.

Dividend policy

       We have never paid cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. Our company is not likely to pay cash dividends for an extended period of time, if ever. You should not subscribe to purchase our shares if you require current income from your investments.

Transfer agent

       X-Clearing Corporation, Denver, Colorado serves as our transfer agent.


                              PLAN OF DISTRIBUTION

Self-underwritten distribution

       This is a "self-underwritten" distribution of securities. That means we do not intend to use an underwriter in connection with the negotiation of a business combination or the issuance of acquisition shares. Likewise, our officers do not intend to use an underwriter in connection with the distribution of gift shares or the resale of founders' shares. However, our company and our officers reserve the right to enter into appropriate underwriting or brokerage contracts if warranted.

       Our officers are the only individuals who will distribute gift shares to donees, participate in negotiations with potential targets and participate in negotiations with potential purchasers of founders' shares. However, once we have identified a target and negotiated a business combination, established standards of care in securities offerings will generally require the target's management to assume primary legal responsibility for the conduct of our reconfirmation offering. While our officers and their affiliates will not receive any direct or indirect selling commissions, finders' fees or other remuneration in connection with this distribution, they will be entitled to retain any and all proceeds from the resale of founders' shares.

       Our officers will perform substantially all of the functions that would ordinarily be performed by brokers in a more conventional securities offering, but they will not seek registration as brokers because:

o They will be acting as principals, rather than intermediaries, in connection with the gift share distribution and the resale of founders' shares; and

o        They will rely on the safe harbor exemption of SEC Rule
         3a4-1(a)(4)(i)(C) in connection with the issuance of acquisition shares.

       If we conclude that an exemption from the broker registration requirements of the Exchange Act is not available for a particular proposed transaction, we will either retain a registered broker or ensure that the necessary registrations are obtained before selling activities begin. If we retain an underwriter or broker, we will halt the distribution and amend our registration statement to disclose the material terms of the agreement.

Gift share distribution

       Our officers will give 403,000 shares of our issued and outstanding common stock to family members, personal friends and business acquaintances selected by them. Each donee that received gift shares in connection with our prior distribution will receive 500 gift shares in connection with this distribution. In the event that our officers are unable to give shares to a particular donee because he has died, rejected the new gift or moved without leaving appropriate contact information, those gift shares will be given to new donees selected by our officers.

       The selection of donees will be an arbitrary process and each of our officers will consider a variety of personal factors during the selection process. While our officers will have broad discretion in the selection of donees, they may not:

o Transfer gift shares to donees that have no family, personal or business relationship with the officer;

o Transfer gift shares to our current officers, any affiliates of our current officers or any immediate family members of our current officers who share an officer's residence;

o Effect transactions where two or more officers transfer gift shares to the same donee; or

o Demand or accept money, property or other consideration in connection with a gift share transaction.

       Subject to these limitations, multiple gifts within a single family will be permitted. For example, an officer will be permitted to give 500 shares to a friend, an additional 500 shares to that friend's spouse, and an additional 500 shares to each of that friend's children. Our officers will not receive money, property or other consideration from any donee and our company will not receive any proceeds in connection with the gift share distribution.

       Our officers will promptly distribute copies of this prospectus to the donees selected by them. Each donee will be required to sign a "Gift Share Acceptance Certificate" that documents the gift transaction, summarizes the conditions of the gift share distribution and acknowledges the applicable restrictions on transfer.

       An electronic version of this prospectus will be posted on a special Internet website at www.winorlose.info for the convenience of donees. Donees will be given the option to either request a printed copy of this prospectus or download an electronic version. They will also be given the option to execute either a printed or electronic version of the gift share acceptance certificate. After the completion of the gift share distribution, the website will be used to distribute copies of our registration statement amendments, together with copies of the reports, proxy statements and other filings we make with the SEC and other stockholder information. The website may also be used to distribute copies of our prospectus and other company information to representatives of potential targets.

       We believe the gift share distribution will not be subject to regulation under the securities or Blue Sky laws of most states and other jurisdictions where donees reside. Nevertheless, we have not yet identified any specific states where we will be able to make the gift share distribution without regulatory supervision. We will confer with legal counsel on state law matters before offering the gift shares to donees; but we are not obligated to request formal legal opinions from our counsel. We may also seek appropriate clarification from the securities regulatory authorities in certain states. If legal counsel or a state regulatory authority indicates that the gift share distribution is subject to state regulation, we will take appropriate action to comply with state law.

       We will know the identity and residence of every potential donee before we make an offer. Gift shares will not be offered in any state unless we are confident that the offer will not give rise to problems under local law. If a potential donee lives in a state where additional compliance steps are required, we will either take the necessary steps before making the offer or eliminate the donee from our list of potential donees. If we distribute gift shares in reliance on the advice of counsel and a state regulatory authority takes a contrary view, we may become subject to enforcement action at the state level. Such an action could force us to rescind our offers in certain states, or abandon our business plan in its entirety.

       Our officers will promptly deposit all certificates for gift shares the Rule 419 escrow. The stock certificates deposited in the Rule 419 escrow will be held in trust for the sole benefit of the donees until we negotiate a business combination and comply with the disclosure, reconfirmation and closing requirements of Rule 419. Donees will not be permitted to sell or otherwise transfer gift shares until we close a business combination.

Offer and sale of acquisition shares

       We have registered 12,600,000 acquisition shares that our company may offer to issue in connection with a business combination. Our company will receive property in exchange for acquisition shares.

       Our officers will promptly open discussions within their personal networks of investment bankers, venture capitalists, broker-dealers, attorneys and other financial professionals who they believe are likely to represent suitable potential targets. We may host formal information meetings for these financial professionals. Mr. Dolan, Mr. Petersen and Ms. Fefer will also open discussions with current and former clients that have expressed an interest in going public. In each case where a potential target expresses an interest in considering a transaction with us, we will provide copies of our prospectus and request preliminary due diligence information. We do not intend to hold public meetings for targets, or use print advertising or other forms of mass solicitation. We believe that our networking and prospectus distribution activities are likely to generate interest from several potential targets. We also anticipate that potential targets may come to know about our company from collateral sources including the Edgar system. When we receive in an inquiry from a representative of a potential target, the inquiry will be forwarded to the appropriate officers. With the help of counsel, we intend to implement protocols and procedures that will ensure compliance with the requirements of applicable federal and state law.

       We expect to devote several months to the process of gathering and evaluating information on potential targets. We hope to review due diligence information on a large number of potential targets and expect that our analysis will ultimately reduce the pool of potential targets to a single acquisition. Thereafter, we will endeavor to negotiate a preliminary written agreement that is subject to the approval or consent of the target's stockholders and contingent on the completion of our reconfirmation offering. We do not intend to negotiate multiple or sequential acquisitions and we believe the acquisition shares will be issued to the owners of a single target.

       If material acquisition becomes probable before our officers complete the gift share distribution, we will immediately suspend the distribution and file an amendment to our registration statement that contains the information required by Rule 419, Form S-1 and applicable SEC regulations. Given the time required to engage in preliminary discussions, deliver copies of our prospectus to representatives of potential target, assemble due diligence information, conduct detailed investigations and negotiate the terms of a business combination, we believe it unlikely that an acquisition will become probable before the gift share distribution is completed.

       Subject to the limits described in this prospectus, our officers will have broad discretion to structure a business combination and establish terms for the issuance of acquisition shares. All material terms of a proposed business combination will be determined by arms-length negotiations between our officers and the representatives of a potential target. All material terms of a proposed business combination will be disclosed in the prospectus for our reconfirmation offering. Any acquisition shares that are not issued in connection with a business combination will be removed from registration in connection with our reconfirmation offering.

Offer and Sale of Founders' Shares

       We have registered 1,597,000 founders' shares that our officers may resell to our advisors, owners of a target and other participants in the business combination. Purchasers of founders' shares will have the right to terminate their agreements without penalty until they approve the terms of our reconfirmation offering in writing. The prices to be paid by purchasers of founders' shares will be negotiated on a case-by-case basis and may be substantial. Our company will not have any interest in the proceeds received by our officers from the resale of founders' shares.

       Our officers have reserved the right to make bona fide gifts or charitable contributions of founders' shares. However, such gifts and charitable contributions are not expected to be numerous or substantial. Any gifts and charitable contributions that are made will be fully disclosed in the reconfirmation prospectus.

       In connection with the offer and sale of founders' shares, our officers may not:

o Resell founders' shares at a price that represents a premium to the per share value received by our company in connection with the issuance of acquisition shares;

o Transfer founders' shares for value unless the purchaser is an advisor to our company, a stockholder of a target, or an essential participant in the business combination;

o Transfer founders' shares to our current officers, any affiliates of our current officers or any immediate family members of our current officers who share an officer's residence;

o Transfer founders' shares to any person unless all material transaction terms are described in the prospectus for our reconfirmation offering;

o Permit any purchaser to pay for founder's shares until the closing of the business combination; or

o Complete any resale or other transfer of founders' shares before the closing of a business combination.

       Our officers will not transfer founders' shares to advisors in exchange for services because we believe compensation transactions are inconsistent with the requirements of Rule 419 and the limitations described above. Our company's offer to the owners of a target will not be contingent on an agreement to purchase all or any part of the founders' shares. All agreements for the resale or other transfer of founders' shares will require the transferee to retain at least 100 shares until the earlier of nine months after the closing of a business combination or the listing of the combined companies' shares on Nasdaq.

       When our officers agree to resell founders' shares, they will promptly deposit certificates for those shares in the Rule 419 escrow where they will be held in trust until we close a business combination. Resale transactions for founders' shares will close concurrently with or promptly after the related business combination closing.

       Founders' shares deposited in the Rule 419 escrow will be registered in the name of the selling officer and accompanied by duly executed instruments of transfer. Purchasers of founders' shares will not obtain title to the founders' shares or have any voting or other stockholders' rights until the resale transactions are closed. Pending closing of the resale transactions, all voting and other stockholders rights will remain vested in our officers.

       Any founders' shares that are not transferred to third parties will be removed from registration in connection with our reconfirmation offering.

Selling Stockholders

       We have registered 2,000,000 shares of our common stock on behalf of four executive officers of our company who will also be selling stockholders in this distribution. A total of 403,000 shares will be distributed as gift shares and 1,597,000 shares have been registered for resale as founders' shares. Each selling stockholder is an "underwriter" of the gift shares and founders' shares.

       Shares registered on behalf of the selling stockholders may only be transferred in the manner and for the purposes described in this prospectus. Shares registered on behalf of the selling stockholders may not be resold in open market transactions. While they are not required to do so, the selling stockholders may retain broker-dealers to represent them in connection with the resale of founders' shares.

       If all of the acquisition shares are issued and all of the founders' shares are sold, none of the selling stockholders will own more than 1% of the outstanding stock of the combined companies. The following table provides certain information with respect to the ownership interests of the selling stockholders, including:

o The identity of each selling stockholder and the number of shares owned at the date of this prospectus;

o The number of shares registered for transfer as gift shares and resale as founders' shares; and

o The maximum number of shares that will be owned by each selling stockholder after a business combination if all registered securities are ultimately given, sold or transferred to third parties..



                                 Current        Gift shares       Founders'        Ownership
        Identity of               share         transferred       shares to     after business        Ownership
    Selling Stockholder         ownership        to donees         be sold        combination        percent (1)

John L. Petersen (2)             600,000         (101,000)        (399,000)         100,000             0.67%
Rachel A. Fefer (2)              600,000         (100,500)        (399,500)         100,000             0.67%
Mark R. Dolan                    600,000         (101,000)        (399,000)         100,000             0.67%
Sally A. Fonner                  600,000         (100,500)        (399,500)         100,000             0.67%



(1) Based on a total capitalization of 15,000,000 shares.
(2) Mr. Petersen and Ms. Fefer may each be deemed to be the beneficial owner of shares held by the other.

       All direct and indirect offering costs incurred by our company prior to the date of this prospectus have been paid or reimbursed by our officers and accounted for as additional capital contributions. We will pay all direct and indirect costs associated with negotiating a business combination, preparing a post-effective amendment to our registration statement, conducting our reconfirmation offering and distributing the acquisition shares. Our officers will pay all direct costs associated with the resale of founders' shares.


                         SHARES ELIGIBLE FOR FUTURE SALE

       We will have up to 15,000,000 shares of common stock outstanding after closing a business combination. While we have included the bulk of these shares in our registration statement a stockholder's ability to resell our shares will depend on the nature of his relationship with our company and the target. The following sections discuss the general rules that will be applicable to the resale of our shares by certain classes of stockholders.

Shares Eligible for Immediate Resale

       The following shares will generally not be subject to resale restrictions.

Gift shares             400,000 gift shares that are transferred to donees.

Certain founders'       Founders' shares that are   sold to advisors
shares                  and other persons who are not classified as affiliates
                        of the combined companies.

Certain  acquisition    Acquisition shares that are issued to persons who are
shares                  not classified as affiliates of the combined
                        companies.

Resale of Shares Held by Affiliates of the Target

       Rule 145 establishes a safe harbor exemption for the resale of securities acquired in connection with certain business combinations. While it is possible to structure a business combination that is not subject to Rule 145, we intend to incorporate resale restrictions that follow the framework established by Rule 145 in the underlying contracts for any business combination. In general, we intend to impose contractual resale restrictions with respect to all acquisition and founders' shares that are issued to or purchased by the following classes of persons:

o     Officers and directors of the target; and

o Other persons who directly or indirectly own 10% or more of the combined companies' shares.

       Acquisition and founders' shares held by such persons will be treated as restricted securities that were first acquired on the closing date of the business combination. Such shares will not be eligible for resale for a period of one year after the closing date unless the transaction is registered under the Securities Act. During the second year after the closing date, acquisition and founders' shares held by the foregoing classes of persons may be resold in transactions effected in compliance with all applicable regulations and the provisions of paragraphs (c), (e), (f) and (g) of Rule 144.

       Any contractual or other arrangements that provide piggy-back or demand registration rights for any holders of acquisition and founders' shares will be described in our reconfirmation offering prospectus.

Resale of Shares Retained by Our Officers

       Our officers own 2,400,000 shares of common stock. A total of 403,000 shares will be transferred to donees and an additional 1,597,000 shares have been registered for resale as founders' shares. All founders' shares that are not transferred to unaffiliated third parties will be removed from registration in connection with our reconfirmation offering. Each of our founders has agreed that they will not sell or otherwise transfer any shares that are retained by them after the completion of a business combination unless the transaction is effected pursuant to an effective registration statement under the Act or an available exemption from registration.

       Any contractual or other arrangements that provide registration rights for any of our officers will be described in our post-effective amendment and the final prospectus for our reconfirmation offering.

Rule 144

       Rule 144 provides a safe harbor exemption for the open market resale of "restricted securities." The term "restricted securities" generally includes securities that were sold in an exempt transaction, or that are held by a person who is an affiliate of the issuer of the securities. The term "affiliate" is generally defined as any person who directly or indirectly controls, is controlled by or under common control with the issuer of the securities.

       Under Rule 144 as currently in effect, a holder of restricted securities that are eligible for resale, will be entitled to sell in any rolling three-month period a number of shares that does not exceed the greater of 1% of the number of shares of common stock then outstanding, or the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

       To the extent that shares of a company are only quoted on the OTC Bulletin Board or in the "Pink Sheets" the 1% limit will be applied without regard to trading volume. Sales under Rule 144 are also limited by manner of sale provisions, notice requirements and the availability of current public information about our company.

       The staff of the SEC's Division of Corporation finance has taken the position that Rule 144 is not available to the officers, directors, promoters and affiliates of blank check companies. Accordingly our officers have agreed that they will seek a "no-action" letter or other interpretive guidance from the SEC before entering into a contract for the unregistered resale or other transfer of any shares that are retained by them after the closing of a business combination and all associated transactions.


                                     EXPERTS

       The financial statements included in this prospectus have been audited by Michael F. Cronin, CPA, independent public accountant, as indicated in his report on such financial statements, and are included in this prospectus in reliance upon the authority of Mr. Cronin as an expert in accounting and auditing.

       The report of Michael F. Cronin, CPA, contains an explanatory paragraph that states that our historical lack of substantive business operations; our lack of a specific plan to engage in substantive business operations in the foreseeable future, our limited financial resources and our history of operating losses raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

       Want & Ender CPA, PC audited our financial statements for the years ended December 31, 2000 through December 31, 2002. In January 2004, Want & Ender notified us that it did not intend to register with the Public Company Accounting Oversight Board and would no longer be able to serve as our independent auditors. The report of Want & Ender on our financial statements for the years ended December 31, 2000 through December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion. There have been no disagreements between our company and Want & Ender during the years ended December 31, 2000 through December 31, 2002 or any subsequent interim period on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Want & Ender, would have caused them to make reference to the subject matter of the disagreement in connection with their report.


                                  LEGAL MATTERS

       We are not a party to any legal proceedings.

       The firm of Mark R. Dolan, PA, has given us its opinion that (a) the gift shares are issued, outstanding, duly authorized, validly issued, fully paid and nonassessable common stock of our company, (b) the founders' shares are issued, outstanding, duly authorized, validly issued, fully paid and nonassessable common stock of our company, and (c) upon issuance, the acquisition shares will be duly authorized, validly issued, fully paid and non assessable common stock of our company. Mark R. Dolan, the sole stockholder of Mark R. Dolan, PA, is an officer and director of our company who owns 600,000 shares of our common stock, 500,000 of which have been registered for distribution as gift shares or resale as founders' shares.

       John L. Petersen, our general counsel, and Rachel A. Fefer, our secretary-treasurer, are partners in the law firm of Petersen & Fefer which has been primarily responsible for the preparation of our registration statement. Mr. Petersen and Ms. Fefer collectively own 1,200,000 shares of our common stock, 1,000,000 of which have been registered for resale.

       Andrews & Kurth LLP, Dallas, Texas, has served as special counsel to the law firm of Petersen & Fefer and advised our company on certain limited matters associated with our registration statement. Andrews & Kurth has not passed on any legal matters in connection with this distribution and will not render any legal opinions.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

       We have filed a Form S-1 registration statement under the Securities Act of 1933 with the Securities and Exchange Commission. Our registration statement includes certain exhibits, schedules and other materials that are not included in this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, other parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about our securities, this distribution and us. The registration statement and its exhibits can be inspected and copied at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at www.sec.gov that contains our Form S-1 and other reports that we file electronically with the SEC.

                       WIN OR LOSE ACQUISITION CORPORATION
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Audited Financial Statements:                                Page

Report of Michael F. Cronin, CPA on financial
 statements for the year ended  December 31, 2003             F-2

Report of Want & Ender CPA PC on financial statements
 for the years ended December 31, 2002, 2001 and 2000         F-3


Balance Sheet as of December 31, 2003 and 2002                F-4

Statement of Operations for the years ended
    December 31, 2003, 2002 and 2001                          F-5

Statement of Changes in Stockholders' Equity
   for the years ended
     December 31, 2003, 2002 and 2001                         F-6

Statement of Cash Flow for the years ended
    December 31, 2003, 2002 and 2001                          F-7

Summary of Significant Accounting Policies                    F-8

Notes to Financial Statements                                F-12

                       WIN OR LOSE ACQUISITION CORPORATION
                         REPORT OF INDEPENDENT AUDITORS




To the Board of Directors and Stockholders
     Win or Lose Acquisition Corporation

       I have audited the accompanying balance sheet of Win or Lose Acquisition Corporation (a Delaware corporation in the development stage) as of December 31, 2003 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit. The financial statements of Win or Lose Acquisition Corp. as of December 31, 2002 were audited by other auditors whose report dated February 28, 2003 expressed an unqualified opinion on those financial statements.

       I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that our audit provides a reasonable basis for my opinion.

       In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Win or Lose Acquisition Corporation as of December 31, 2003 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

       The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has never engaged in substantive business activities and does not have a specific plan to engage in substantive business activities in the foreseeable future. The Company's limited financial resources and its history of operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Michael F. Cronin, CPA
Rochester. New York

February 20, 2004

To the Board of Directors and Stockholders
     Win or Lose Acquisition Corporation

     We have audited the accompanying balance sheet of Win or Lose Acquisition Corporation (a Delaware corporation in the development stage) as of December 31, 2002, 2001 and 2000, and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2002 and 2001, and the period from inception (December 1, 2000) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Win or Lose Acquisition Corporation as of December 31, 2002, 2001 and 2000, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001, and the period from inception (December 1, 2000) through December 31, 2000, in conformity with generally accepted accounting principles.


 Want & Ender CPA PC
 By Martin Ender, CPA
 New York, New York
 March 24, 2003

                       WIN OR LOSE ACQUISITION CORPORATION
                  BALANCE SHEETS AT DECEMBER 31, 2003 AND 2002


                                                         ASSETS
                                                      December 31,
                                    --------------------------------------------
                                    --------------------------------------------
                                            2003                  2002
                                    --------------------------------------------
Current Assets:
 Cash                                            $ 1,085              $ 10,210
                                                 --------             --------
  Total current assets                             1,085                10,210
                                                   ------               ------

Deferred Offering Costs
 Filing fees                                           10                 2,502
 Miscellaneous offering costs                           -                62,382
 Legal fees                                             -               109,328
                                                      ----              -------
  Total deferred offering costs                        10               174,212
                                                      ----              -------

  Total Assets                                    $ 1,095             $ 184,422
                                                  ========            =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:

 Accounts payable                                $ 2,250                 $   -
 Due to affiliates                                  -                   2,837
                                                    ---- -------        -----
  Total current liabilities                       2,250                 2,837
                                                  ------ -------        -----

Long-term Debt
  Total long-term debt                              -                     -
                                                    -                     -

  Total Liabilities                               2,250                 2,837
                                                  ------                -----

Stockholders' Equity (Deficit)
 Common stock, $0.001 par value,
  25,000,000
  shares authorized, 2,400,000 shares
  outstanding at
  December 31, 2003 and 2002                    $ 2,400               $ 2,400
 Preferred, $0.001 par value,
  5,000,000 shares authorized,
  no shares outstanding                           -                     -
 Additional paid in capital                     213,443               206,591
 Deficit accumulated during
  development stage                            (216,998)              (27,407)
                                                ---------             --------

  Total Stockholder's Equity (Deficit)           (1,155)              181,584
                                                 -------              -------

  Total Liabilities and Equity (Deficit)        $ 1,095             $ 184,421
                                                 ========           =========





     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                       WIN OR LOSE ACQUISITION CORPORATION
                            STATEMENTS OF OPERATIONS
                               FOR THE YEARS ENDED
                        DECEMBER 31, 2003, 2002 and 2001


                                                                              Year Ended December 31,
                                                            -------------------------------------------------------------
                                                                    2003                2002                2001
                                                            -------------------------------------------------------------

Revenue                                                               $   -                $   -                $   -

Expenses
    Organization Costs                                                     -                   -                   -
    General and administrative                                            13,113             16,120               3,072
    Expenses of prior offering                                           176,479                 -                   -
                                                                        -------------        -------------           -
        Total Expenses                                                   189,592             16,120               3,072
                                                                        -------------        --------------       -----

Net Income (Loss)                                                     $(189,592)           $(16,120)            $(3,072)
                                                                      ===========          ==========          =========

Net Income (Loss) Per Common Share                                      $ (0.08)            $ (0.01)            $ (0.00)
                                                                        =========           =========           ========

Number of common shares issued
    and outstanding during period                                      2,400,000           2,400,000            2,400,000
                                                                      ===========         ===========           =========

Number of common shares used in
    calculation of earnings per share                                  2,400,000           2,400,000            2,400,000
                                                                      ===========         ===========           =========



                               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS


                       WIN OR LOSE ACQUISITION CORPORATION
                   STATEMENT OF CHANGES IN STOCKHOLDERS' EQITY
                               FOR THE YEARS ENDED
                        DECEMBER 31, 2003, 2002 and 2001


                                                                                                                           Deficit
                                                                                                Accumulated
                                                                              Additional         During The
                                                     Common Stock              Paid-In          Development
                                                 Shares        Par Value       Capital             Stage               Total

BALANCE, December 31, 2000                      1,500,000       $1,500           $65,255            $ (8,215)          $ 58,540
                                                -----------     --------         ---------          ----------         --------

Direct payment of certain costs by affiliates
    Operating costs paid by stock transfer                                           $ 3,000
    Offering costs paid by stock transfer                                            $ 8,250
    Additional offering costs paid by affiliates     -                 $ -           $82,057               $   -           $ 93,307

Three share for five stock dividend                   900,000        $ 900           $ (900)               $   -              $   -

Net Income (Loss)
    For the year ended December 31, 2001             -              $ -              $  -              $ (3,072)          $ (3,072)
                                                 --------    -      -------          --------          ----------         ---------

BALANCE, December 31, 2001                         2,400,000       $2,400          $157,662            $(11,287)         $ 148,775
                                                   -----------     --------        ----------          ----------        ---------

Additional cash capital contribution                                                 $ 7,574                                $ 7,574

Direct payment of certain costs by affiliates
    Operating costs paid by affiliates                                               $ 1,250
    Additional offering costs paid by affiliates     -                 $ -           $40,105               $   -           $ 41,355

Net Income (Loss)
    For the year ended December 31, 2002             -              $ -              $  -              $(16,120)          $(16,120)
                                                 --------    -      -------          --------          ----------         ---------

BALANCE, December 31, 2002                         2,400,000       $2,400          $206,591            $(27,407)         $ 181,584
                                                   -----------     --------        ----------          ----------        ---------

Direct payment of certain costs by affiliates
    Operating costs paid by affiliates                                               $ 6,852                                $ 6,852

Net Income (Loss)
    For the year ended December 31, 2002             -              $ -              $  -             $(189,592)         $(189,592)
                                                 --------    -      -------          --------         -----------        ----------

BALANCE, December 31, 2003                         2,400,000       $2,400          $213,443           $(216,999)          $ (1,156)
                                                  ===========     ========        ==========         ===========         =========




 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                       WIN OR LOSE ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE ENTITY)
                            STATEMENTS OF CASH FLOWS
                               FOR THE YEARS ENDED
                        DECEMBER 31, 2003, 2002 and 2001


                                                                                                 Year Ended December 31,
                                                                               ----------------------------------------------------
                                                                                  2003                2002               2001
                                                                               ----------------------------------------------------

Cash flows from operating activities

    Net income (loss)                                                         $(189,592)          $(16,120)            $ (3,072)
        Less operating costs paid by affiliates                                   6,852              1,250                3,000
                                                                                  ------          -------------           -----
        Net cash operating loss                                                (182,740)           (14,870)                 (72)
                                                                               ---------          -------------            ----

Change in operating assets and liabilities:
    Increase (decrease) in current liabilities                                  $  (587)            $ 2,837            $ (4,000)
    (Increase) decrease in offering costs                                       174,202            (23,758)              (1,502)
                                                                                --------        --------------           -------
        Net cash provided by (used in) operating activities                     173,615            (20,921)              (5,502)
                                                                                --------        --------------            -------

Cash flows from financing activities
    Proceeds from issuance of common stock                                      $   -              $   -                $   -
    Additional cash capital contribution                                            -                7,574                  -
                                                                               -------------     ------------------         -
        Net cash provided by (used in) financing activities                         -                7,574                  -
                                                                               -------------     ------------------         -

Net increase (decrease) in cash                                                $ (9,125)          $(28,217)            $ (5,574)

Cash balance, beginning of period                                              $ 10,209           $ 38,426             $ 44,000
                                                                               --------- -        ----------           --------

Cash balance, end of period                                                     $ 1,084           $ 10,209             $ 38,426
                                                                                ======== =        ==========           ========

Supplemental disclosure of non-cash transactions
involving direct payment of certain costs by affiliates
    Direct payment of operating costs by affiliates                              $ 6,852           $ 1,250              $  3,000
    Direct payment of offering costs by affiliates                               $   -             $ 40,105             $ 90,307
                                                                                -------- -        ----------            --------
    Total non-cash transactions involving direct                                 $ 6,852           $ 41,355             $ 93,307
     payments of certain costs by affiliates                                     ========          =========            ========




   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                       WIN OR LOSE ACQUISITION CORPORATION
                   Summary of Significant Accounting Policies
                                December 31, 2003


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Stock Based Compensation

As of January 1, 2003, the Company adopted the fair value method of accounting for employee stock options contained in Statement of Financial Standards No.123 ("SFAS No. 123") "Accounting for Stock-Based Compensation," which is considered the preferable method of accounting for stock-based employee compensation. Prior to the change, the Company accounted for employee stock options using the intrinsic value method of APB 25. During the transition period, the Company will be utilizing the prospective method under SFAS No.148 "Accounting for Stock-Based Compensation -Transition and Disclosures." All employee stock options granted subsequent to January 1, 2003 will be expensed over the stock option vesting period based on fair value, determined using the Black-Scholes option-pricing method, at the date the options were granted.

 Prior to January 1, 2003, the Company had applied the "disclosure only" option of SFAS No.123 for employee stock options. Accordingly, no compensation cost has been recognized for stock options granted prior to January 1, 2003

Fair Value of Financial Instruments

Statements of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2003. The respective carrying value of certain on-balance sheet financial instruments approximated their fair values.

These financial instruments include cash and cash equivalents, accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. The fair value of the Company's notes and debentures payable would be estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The carrying value approximates the fair value of the notes payable.

Earnings per Common Share

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128 "Earnings per Share" ("SFAS 128"). SFAS 128 replaces the previous "primary" and "fully diluted" earnings per share with

                       WIN OR LOSE ACQUISITION CORPORATION
                   Summary of Significant Accounting Policies
                                December 31, 2003


"basic" and "diluted" earnings per share. Unlike "primary" earnings per share that included the dilutive effects of options, warrants and convertible securities, "basic" earnings per share reflects the actual weighted average of shares issued and outstanding during the period. "Diluted" earnings per share are computed similarly to "fully diluted" earnings per share. In a loss year, the calculation for "basic" and "diluted" earnings per share is considered to be the same as the impact of potential common shares is anti-dilutive.
Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("SFAS 109") which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Recent Accounting Pronouncements

In June, 2001, the Financial Accounting Standards Board issued Statement of Financial Standards No. 141, "Business Combinations" (SFAS 141), and No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). SFAS 141 is effective for business combinations completed after June 30, 2001, and SFAS 142 is effective for fiscal years beginning after December 15, 2001.

SFAS 141 proscribes the exclusive use of the purchase method of accounting for all business combinations subsequent to the effective date. SFAS 142 mandates that acquired goodwill and intangible assets deemed to have indefinite lives will no longer be amortized. Rather, goodwill and these intangibles will be subject to regular impairment tests in accordance with SFAS 142. All other intangible assets will continue to be amortized over their estimated useful lives.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (SFAS 143). SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SFAS 143 is effective for the fiscal years beginning after June 15, 2002.

SFAS 143 is expected to improve financial reporting because all asset retirement obligations that fall within the scope of this Statement and their related asset retirement cost will be accounted for consistently and financial statements of different entities will be more comparable. As provided for in SFAS 143, we have elected adoption of this statement in our fiscal year beginning January 1, 2002.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations Reporting the Effects of Disposal of a Segment of a Business". SFAS 144 is effective for fiscal years beginning after December 15, 2001 (with early adoption permitted under certain circumstances). SFAS 144 is expected to improve financial reporting by requiring that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and by broadening the presentation of discontinued operations to include more disposal transactions. As provided for in SFAS 144, we have adopted of this statement in our fiscal year beginning January 1, 2002.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities." This statement addresses the recognition, measurement, and reporting of costs associated with exit and disposal activities. SFAS No. 146 is applicable to restructuring activities and costs related to terminating a contract that is not a capital lease and one time benefit arrangements received by employees who are involuntarily terminated. SFAS No. 146

                       WIN OR LOSE ACQUISITION CORPORATION
                   Summary of Significant Accounting Policies
                                December 31, 2003


supersedes EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." Under SFAS No. 146 the cost associated with an exit or disposal activity is recognized in the periods in which it is incurred rather than at the date the Company committed to the exit plan. This statement is effective for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. Previously issued financial statements will not be restated. The provisions of EITF Issue No. 94-3 will continue to apply for exit plans initiated prior to the adoption of SFAS No.
146. Adoption did not have a material impact on the financial statements.

In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others ("FIN 45"). FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The Company adopted the disclosure provisions of FIN 45 during the fourth quarter of fiscal 2002 and the recognition provisions of FIN 45 effective January 1, 2003. Such adoption did not have a material impact on the financial statements.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure ("SFAS 148"). SFAS 148 amends Statement No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), to provide alternative methods for voluntary transition to the fair value method of accounting for stock-based employee compensation prescribed by SFAS 123. SFAS 148 also requires disclosure of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income (loss) and earnings (loss) per share in annual and interim financials statements. The Company adopted the disclosure provisions of SFAS 148 effective January 1, 2003 and has included the additional required disclosures below under "Stock-Based Compensation." Such adoption did not have a material impact on the financial statements.

In January 2003, FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"). In general, a variable interest entity is a corporation, partnership, trust or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or
(b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The Company adopted the provisions of FIN 46 effective February 1, 2003 and such adoption did not have a material impact on its consolidated financial statements since it currently has no variable interest entities. In December 2003, the FASB issued FIN 46R with respect to variable interest entities created before January 31, 2003, which among other things, revised the implementation date to the first fiscal year or interim period ending after March 15, 2004, with the exception of Special Purpose Entities ("SPE). The consolidation requirements apply to all SPE's in the first fiscal year or interim period ending after December 15, 2003. The Company adopted the provisions of FIN 46R effective December 29, 2003 and such adoption did not have a material impact on its consolidated financial statements since it currently has no SPE's.

In April 2003, FASB issued Statement of Financial Accounting Standards No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities ("SFAS 149"). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133. SFAS 149 is effective for contracts and hedging relationships entered into or modified after June 30, 2003. The Company adopted the provisions of SFAS 149 effective June 30, 2003 and such adoption did not have a material impact on its consolidated financial statements since the Company has not entered into any derivative or hedging transactions.

                       WIN OR LOSE ACQUISITION CORPORATION
                   Summary of Significant Accounting Policies
                                December 31, 2003


In May 2003, FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both debt and equity and requires an issuer to classify the following instruments as liabilities in its balance sheet:

  o a financial instrument issued in the form of shares that is mandatorily redeemable and embodies an unconditional obligation that requires the issuer to redeem it by transferring its assets at a specified or determinable date or upon an event that is certain to occur;

  o a financial instrument, other than an outstanding share, that embodies an obligation to repurchase the issuer's equity shares, or is indexed to such an obligation, and requires the issuer to settle the obligation by transferring assets; and

  o a financial instrument that embodies an unconditional obligation that the issuer must settle by issuing a variable number of its equity shares if the monetary value of the obligation is based solely or predominantly on (1) a fixed monetary amount, (2) variations in something other than the fair value of the issuer's equity shares, or (3) variations inversely related to changes in the fair value of the issuer's equity shares.


In November 2003, FASB issued FASB Staff Position No. 150-3 ("FSS 150-3") which deferred the effective dates for applying certain provisions of SFAS 150 related to mandatorily redeemable financial instruments of certain non-public entities and certain mandatorily redeemable non-controlling interests for public and non-public companies. For public entities, SFAS 150 is effective for mandatorily redeemable financial instruments entered into or modified after May 31, 2003 and is effective for all other financial instruments as of the first interim period beginning after June 15, 2003. For mandatorily redeemable non-controlling interests that would not have to be classified as liabilities by a subsidiary under the exception in paragraph 9 of SFAS 150, but would be classified as liabilities by the parent, the classification and measurement provisions of SFAS 150 are deferred indefinitely. The measurement provisions of SFAS 150 are also deferred indefinitely for other mandatorily redeemable non-controlling interests that were issued before November 4, 2003. For those instruments, the measurement guidance for redeemable shares and non-controlling interests in other literature shall apply during the deferral period. The Company adopted the provisions of SFAS 150 effective June 30, 2003 and such adoption did not have a material impact on its financial statements.

                       WIN OR LOSE ACQUISITION CORPORATION
                          Notes To Financial Statements
                                December 31, 2003


1.     Organization and Operations

Win or Lose Acquisition Corporation (the "Company") was incorporated in Delaware on December 1, 2000, for the purpose of conducting a public distribution of securities and then effecting a merger, acquisition or other business combination transaction (a "Business Combination") with an unidentified privately-held company (a "Target"). The Company has not engaged in any substantive business activities to date and has no specific plans to engage in any particular business in the future. The Company's ability to commence operations is contingent upon completion of a proposed distribution of securities described in Note 2.

The Company's business goal is to engage in a Business Combination on terms that will give its' stockholders a reasonable share of the increased market value that ordinarily arises when a private company makes the transition to public ownership. Since the Company has not yet identified Target, persons who acquire the Company's securities will have virtually no substantive information available for advance consideration of any specific Target. The Company's business strategy is also referred to as a "blind pool" because neither the management of the Company nor the persons who acquire securities in the Proposed Distribution know what the business of the Company will be.

The Company has never engaged in any substantive business activities and does not have a specific plan to engage in substantive business activities in the foreseeable future. The Company has never generated operating revenue and will be wholly dependent upon capital contributed by its officers until it identifies a Target and closes a Business Combination. Since there is no assurance that the Company will be able to identify a Target or close a business combination, these conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's financial statements do not include any adjustments that might result if the Company were unable to continue operations.

2.     Stockholders' Equity

The Company's Certificate of Incorporation authorizes the issuance of 25,000,000 shares of common stock. The Company's Board of Directors has the power to issue any or all of the authorized but unissued common stock without stockholder approval. The Company currently has no commitments to issue any shares, however, it may issue a substantial number of additional shares in connection with a Business Combination.

The Board of Directors is also empowered, without stockholder approval, to issue up to 5,000,000 shares of "blank check" preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the company's common stock. There are no shares of preferred stock issued or outstanding.

Prior Rule 419 Distribution

On June 7, 2002, the SEC issued an order of effectiveness with respect to the Company's first Form S-1 registration statement under the Securities Act of 1933. This registration statement included:

o 400,000 shares that the Company's officers intended to transfer to 800 donees selected by them;

o 1,600,000 shares that the Company's officers intended to offer to advisors to the Company, the owners of a target and other participants in a business combination; and

o 12,600,000 shares that the Company intended to offer in connection with a business combination.

The Company's officers completed the gift share distribution on August 2, 2002. In connection with the Distribution, the Company's officers distributed a total of 400,000 gift shares and 3,000 founders' shares to 806 donees selected by them. Each donee received 500 gift shares, which were promptly deposited in a Rule 419 escrow.

                       WIN OR LOSE ACQUISITION CORPORATION
                          Notes To Financial Statements
                                December 31, 2003


2. Stockholders' Equity - continued

In November 2003, the Company's officers determined that the Company would not be able to close a business combination transaction within the 18-month time period specified in Rule 419. Therefore the Company filed a post effective amendment to its registration statement for the purpose of deregistering its securities. The post-effective amendment was declared effective on November 24, 2003 and the shares on deposit in the Rule 419 escrow were returned to the company's officers.

Proposed Rule 419 Distribution

In January 2004, the Company's officers elected to recapitalize the Company by contributing an additional $40,000 and filing a second Form S-1 registration statement under the Securities Act of 1933. This registration statement will include:

o 403,000 shares that the Company's officers intended to transfer to the 806 donees who received shares in connection with the first Rule 419 distribution;

o 1,597,000 shares that the Company's officers intended to offer to advisors to the Company, the owners of a target and other participants in a business combination; and

o 12,600,000 shares that the Company intended to offer in connection with a business combination.

There is no assurance that the Company will be able to effect a Business Combination. If the Company is unable to close a transaction within 18 months from the date of its prospectus, Rule 419 will require that all gift share transactions be unwound and all certificates for gift shares be returned to the Company's officers. In that event, the Donees will receive nothing.

Additional Contribution of Capital

In January 2004, the Company's officers contributed $20,000 in additional paid in capital and an additional $20,000 on the effective date of the registration statement for the Company's proposed distribution of securities. The Company intends to use this additional capital to pay $2,250 in current liabilities and $10,000 in estimated expenses associated with the proposed distribution.

Year 2000 Incentive Stock Plan

Purpose of the Plan

In December, 2000, the company approved its Year 2000 Incentive Stock Plan. The Plan's charter calls for a 10 year life. It is intended to promote the interests of Win or Lose Acquisition Corporation by providing the employees of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with a proprietary interest in the Company.

Stock Subject to the Plan

Under the Plan, the plan committee may grant to participants (i) options, (ii) shares of restricted stock, (iii)shares of phantom Stock, (iv) stock bonuses and
(v) cash bonuses. The committee may grant options, shares of restricted stock, shares of phantom stock and stock bonuses under the Plan with respect to an underlying number of shares of Common Stock that in the aggregate at any time does not exceed the lesser of (a) 750,000 shares of common stock, or (b) 10% of the number of shares of common stock issued and outstanding immediately after the completion of a Business Combination.

                       WIN OR LOSE ACQUISITION CORPORATION
                          Notes To Financial Statements
                                December 31, 2003


2. Stockholders' Equity - continued

Eligibility

The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such full-time employees of the Company as the plan committee, in its absolute discretion, shall select from time to time.

There were no employee grants issued or exercised in the years ended December 31, 2003 and December 31, 2002.

Valuation

As of January 1, 2003, the Company adopted the fair value method of accounting for employee stock options contained in Statement of Financial Standards No.123 ("SFAS No. 123") "Accounting for Stock-Based Compensation," which is considered the preferable method of accounting for stock-based employee compensation. Prior to the change, the Company accounted for employee stock options using the intrinsic value method of APB 25. During the transition period, the Company will be utilizing the prospective method under SFAS No.148 "Accounting for Stock-Based Compensation -Transition and Disclosures." All employee stock options granted subsequent to January 1, 2003 will be expensed over the stock option vesting period based on fair value, determined using the Black-Scholes option-pricing method, at the date the options were granted.

Prior to January 1, 2003, the Company applied the "disclosure only" option of SFAS No.123 for employee stock options. Accordingly, no compensation cost has been recognized for stock options granted prior to January 1, 2003

There was no impact on the financial statements for the years ended December 31, 2003 and 2002, since no stock options were granted during those periods.

3. Related party payments

The Company entered into an employment agreement with its President and Chief Executive Officer that provided for a salary of $ 1,000 per month commencing on the effective date of the registration statement for its prior Rule 419 distribution and terminating 17 months thereafter. During the year ended December 31, 2002, the company paid $7,000 in cash compensation to its president under the terms of the foregoing agreement. During the year ended December 31, 2003, the company accrued $8,000 in compensation expense and paid $4,000 to its president under the terms of the foregoing agreement. The unpaid balance of the accrued compensation was forgiven in November 2003 and recorded as an addition to paid-in capital. The company has no further obligation under this agreement.

4. Income Taxes:

The Company has approximately $ 217,000 in net operating loss carryovers available to reduce future income taxes. These carryovers expire at various dates through the year 2021. The Company has adopted SFAS 109 which provides for the recognition of a deferred tax asset based upon the value the loss carry-forwards will have to reduce future income taxes and management's estimate of the probability of the realization of these tax benefits. A summary of the deferred tax asset presented on the accompanying balance sheets is as follows:


                                                                       December 31, 2003        December 31, 2002

Federal Deferred Tax Asset Relating to Net Operating Losses                      $70,091                 $  8,852
State Deferred Tax Asset Relating to Net Operating Losses                         10,850                    1,370
Less: Valuation Allowance                                                        (80,941)                 (10,222)
                                                                                 -------                   ------
Total Deferred Tax Asset                                                     $         0               $        0
                                                                             ===========               ==========

5.     Subsequent Events

In January 2004, the Company's officers contributed $20,000 in additional paid in capital and an additional $20,000 on the effective date of the registration statement for the Company's proposed distribution of securities. The Company intends to use this additional capital to pay $2,250 in current liabilities and $10,000 in estimated expenses associated with the proposed distribution.

                       INSTRUCTIONS FOR GIFT SHARE DONEES

       One of our officers has offered to give you 500 shares of our common stock. You will not be expected or permitted to give our officer any money, property or other valuable consideration in connection with this gift. In order to receive the gift shares you must execute either a paper or an electronic copy of the Gift Share Acceptance Certificate set forth below.

IF GIFT SHARES WILL BE ISSUED TO MORE THAN ONE MEMBER OF YOUR FAMILY, A SEPARATE GIFT SHARE ACCEPTANCE CERTIFICATE MUST BE COMPLETED FOR EACH FAMILY MEMBER.

GIFT SHARE ACCEPTANCE CERTIFICATES FOR GIFTS TO MINOR CHILDREN MUST BE EXECUTED BY A PARENT OR LEGAL GUARDIAN ACTING AS CUSTODIAN FOR THE CHILD.

     PaperExecution: If you want to execute a paper copy of the Gift Share
                        Acceptance Certificate you must:

     o Make a photocopy of the Gift Share Acceptance Certificate and complete all required information;

     o   Sign the Gift Share Acceptance Certificate in the space indicated; and

     o   Mail the executed Gift Share Acceptance Certificate to:

                       Win or Lose Acquisition Corporation
                              c/o Wachovia Bank NA
                              Corporate Trust Group
                           5847 San Felipe, Suite 1050
                              Houston, Texas 77057

       Electronic Execution: If you would rather execute an electronic version of the Gift Share Acceptance Certificate you must:

o Log-on to the electronic Gift Share Acceptance Certificate on our Internet website at:

              www.winorlose.info/acceptance/home.html

o   Follow the on-line instructions and complete all required information; and

o Electronically sign the Gift Share Acceptance Certificate in the space indicated.


                       WIN OR LOSE ACQUISITION CORPORATION
                        GIFT SHARE ACCEPTANCE CERTIFICATE


Win or Lose Acquisition Corporation
c/o Wachovia Bank NA
Corporate Trust Group
5847 San Felipe, Suite 1050
Houston, Texas 77057

Gentlemen,

1. _____________________________, an officer of Win or Lose Acquisition
Corporation (the "Company"), has advised me in writing of his or her intent to transfer 500 shares of the Company's common stock to me as a gift. I understand that I will not be asked to transfer any money, property or other valuable consideration to the above-named officer of the Company or to any other person in connection with the transfer of gift shares. I also understand that I must execute a copy of this Gift Share Acceptance Certificate as a condition to the transfer of the gift shares to me.

2. I have received a copy of the Company's prospectus dated _____________, 2004. I understand that:

    (a) The Company is a "blank check company," as defined in Securities and Exchange Commission Rule 419, and the gift share distribution is subject to the requirements of Rule 419.

(b) The Company's officers will give a total of 403,000 shares of our common stock to family members, personal friends and business acquaintances selected by them (the "Donees"). Each donee will receive 500 gift shares and will be subject to the resale restrictions described in the prospectus.

    (c) The gift shares are fully paid and nonassessable common stock of the Company and the execution of this Gift Share Acceptance Certificate will not subject me to any liability to the officer identified above, the Company, any other Donee or any target that subsequently enters into a business combination with the Company.

    (d) The Company's officers will deposit all certificates for gift shares in escrow with Wachovia Bank NA. The stock certificates deposited in the Rule 419 escrow will be registered in my name and held in trust for my benefit until the Company negotiates a business combination and complies with the disclosure, reconfirmation and closing requirements of Rule 419.

    (e) I will be required to retain ownership of at least 100 gift shares until the earlier of six months after the completion of a business combination or the listing of the combined companies' stock on the American Stock Exchange or Nasdaq Stock Market.

    (f) THE COMPANY'S Shares are EXTREMELY speculative AND ITS BUSINESS PLAN involves a VERY high degree of risk.

2. I understand that if the Company fails to negotiate a business combination within 18 months from the date of the prospectus, the board of directors will unwind the gift share distribution and deregister the gift shares, founders' shares and acquisition shares. In such an event, I will receive nothing.

3. I understand that if the Company negotiates a business combination, I will be sent an updated prospectus that provides a description of the proposed transaction and the other information required by Rule 419. The updated prospectus will be sent to me within 5 business days after the effective date of the post-effective amendment to the Company's registration statement. I will then be given not less than 20 days nor more than 45 days to decide whether I want to:

    (a) Approve the proposed transaction and remain a stockholder of the Company, or

    (b) Reject the proposed transaction and instruct the escrow agent to return my gift shares to the officer identified above.

4. If I elect to remain a stockholder of the Company, I will execute a written reconfirmation certificate and send the executed reconfirmation certificate to the escrow agent within the reconfirmation period specified in the updated prospectus. If the escrow agent does not receive an executed reconfirmation certificate from me within the specified time period, the escrow agent will return my gift shares to the officer identified above.

5. Even if I elect to remain a stockholder of the Company, my decision will be subject to the reconfirmation threshold specified in the Company's updated prospectus. I understand that if a sufficient number of other gift share donees do not also execute reconfirmation certificates within the specified time period, the escrow agent will return all gift shares to the Company's officers.

7. If I elect to remain a stockholder of the Company and the reconfirmation threshold specified in the Company's updated prospectus is met, the escrow agent will mail my stock certificates to me within 5 business days after the escrow agent receives a notice from the Company that the business combination has been closed and all other conditions to the release of my stock certificates have been satisfied. I understand that when the escrow agent delivers my shares, I will receive two stock certificates: one for 100 shares and a second for 400 shares. I understand that the certificate for 100 shares will be imprinted with a restrictive legend that describes the applicable limitations on transfer.

8. I hereby confirm that I have not promised or agreed to transfer any money, property or other valuable consideration to the above-named officer of the Company or to any other person in connection with the transfer of gift shares. I further represent that (i) I am acquiring the gift shares solely for my personal account, (ii) I am acquiring the gift shares for investment, (iii) I am not acquiring the gift shares with a view to or for resale in connection with any subsequent distribution thereof, and (iv) I have no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

9. I understand that this Gift Share Acceptance Certificate does not impose any legal obligations on me, but constitutes a valid unilateral contract that is a binding obligation of the officer identified above. I understand that the gift evidenced hereby is subject to all of the conditions set forth herein, and no others.

10. Subject to all of the foregoing, I hereby accept the above named officer's gift of 500 shares of the Company's common stock. I have executed this Gift Share Acceptance Certificate on the date set forth below and forwarded the executed Gift Share Acceptance Certificate to the escrow agent.


       Executed in the City of _________________, State of ________________
this ___ day of ___________, 2004


(Signature of Donee)


                        GENERAL REGISTRATION INFORMATION

       Please register my shares as follows


(Name of Registered Owner)


(Social Security or Federal Tax I.D. Number)


(Street Address)


(City, State, Zip Code)


(Telephone, including area code)


(e-mail address)


                       ADDITIONAL REGISTRATION INFORMATION
                        FOR STOCK GIFTS TO MINOR CHILDREN

              Please register the gift shares under the Uniform Gifts to Minors Act as follows:

  _________________________________, as custodian for _________________________

  under the Uniform Gifts to Minors Act of the State of ____________________.

                       Win or Lose Acquisition Corporation

                                  Common Stock

       12,600,000 shares to be issued by us in connection with a business combination; and
           2,000,000 shares to be distributed by selling stockholders















































                             1268 Bayshore Boulevard
                             Dunedin, Florida 34698
                                 (727) 734-7346

Part II - 6

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The following table sets forth summary information on the expenses that we had incurred in connection with our registration statement as of March 31, 2002, and the additional expenses we expect to incur in connection with our cash offering. It is presently impossible to estimate the additional expenses that we may incur in connection with our offering of acquisition shares and our reconfirmation offering.

                                                              Total
                                                            Estimated
                                                            Expenses
                      SEC registration fee                  $    462
                      Accounting fees and expenses          $  1,000
                      Legal fees and expenses               $  4,000
                      Rule 419 escrow agent fees            $    750
                      Printing and engraving expenses       $  1,000
                      Miscellaneous expenses                $  2,788
                                                            --------
                      Total Offering Costs                  $ 10,000
                                                            ========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Our Certificate of Incorporation provides for indemnification of officers and directors as follows:

       ELEVENTH: To the fullest extent permitted by law, the Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), liability, loss, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect of any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

       Such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article. The right to indemnification under this Article shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its board of directors, pay such expenses incurred by employees and agents of the Corporation upon such terms as the board of directors deems appropriate. Such indemnification and advancement of expenses shall be in addition to any other rights to which those seeking indemnification and advancement of expenses may be entitled under any law, Bylaw, agreement, vote of stockholders, or otherwise.

       The Corporation may, to the fullest extent permitted by applicable law, at any time without further stockholder approval, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

       Any repeal or amendment of this Article by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or amendment. In addition to the foregoing, the right to indemnification and advancement of expenses shall be to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable law and all amendments to such laws as hereafter enacted from time to time.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

       (a) The following is a list of Exhibits filed herewith as part of the Registration Statement:

3.1    Certificate of Incorporation of Registrant                                                            (1)
3.2    Amendment No. 1 to the Registrant's Certificate of Incorporation dated April 1, 2002                  (1)
4.1    By-laws of Registrant                                                                                 (2)
4.2    Form of certificate evidencing shares of common stock                                                 (2)
4.3    Rule 419 Escrow Agreement between the Registrant and Wachovia Bank N.A. as
       escrow agent                                                                                          (3)
5.1    Opinion of Mark R. Dolan, PA, respecting legality of common stock                                     (3)
10.1   2000 Incentive Stock Plan of Win or Lose Acquisition Corporation                                      (2)
10.3   Intellectual Property License Agreement, effective as of December 20, 2000
         between Petersen & Fefer, Attorneys and Win or Lose Acquisition Corporation                         (4)
23.1   Consent of Michael F. Cronin, CPA
23.2   Consent of Want & Ender CPA, PC
23.3   Consent of Mark R. Dolan, PA (included in Exhibit 5.1)
24.1   Power of Attorney (included on the signature page of Part II of this
       Registration Statement)
27.1   Financial Data Schedule

(1)      Filed as an Exhibit to Amendment No. 8 to our Form S-1 registration statement (Registration No.
         333-52414) dated May 20, 2002.
(2)      Filed as an Exhibit to our Form S-1 registration statement
         (Registration No. 333-52414) dated December 21, 2000.
(3)      Filed as an Exhibit to our Form S-1 registration statement
         (Registration No. 333-112975) dated February 20, 2004.
(4)      Filed as an Exhibit to Amendment No. 5 to our Form S-1 registration statement (Registration No.
         333-52414) dated October 31, 2001.

        (b) Financial Statement Schedules.

+ Previously filed as Exhibits to our first Form S-1 registration statement. (A-#) Previously filed as an Exhibit to the specified amendment to our first Form S-1 registration statement.

        (b) Financial Statement Schedules.

       Financial statement schedules are omitted because the conditions requiring their filing do not exist or the information required thereby is included in the financial statements filed, including the notes thereto.

ITEM 17.  UNDERTAKINGS

       Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 14 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       (5) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dunedin, State of Florida, on the 1st day of March 2004.

    Win or Lose Acquisition Corporation


                /s/
    Sally A. Fonner, President


               /s/
    Rachel A. Fefer, principal financial officer


              /s/
    John L. Petersen, principal accounting officer

                                POWER OF ATTORNEY

       Each of the officers and directors of Win or Lose Acquisition Corporation whose signature appears below hereby constitutes and appoints Sally A. Fonner and Mark R. Dolan, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, each with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-1, and to perform any acts necessary to be done in order to file such amendment, and each of the undersigned does hereby ratify and confirm all that such attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature             Title                                      Date

   /s/

Sally A. Fonner    President                               March 1, 2004

  /s/

Mark R. Dolan      Executive Vice President and Director   March 1, 2004


  /s/
Rachel A. Fefer    Secretary/Treasurer and Director        March 1, 2004


   /s/
John L. Petersen  General Counsel and Director             March 1, 2004